 PROPERTY ADDRESS:                   Hialeah, Dade County, Florida


================================================================================



                        ---------------------------------
                              AMENDED AND RESTATED
                             MORTGAGE, ASSIGNMENT OF
                                LEASES, SECURITY
                        AGREEMENT AND SPREADER AGREEMENT
                        ---------------------------------


                            Dated: February 14, 1997



================================================================================
                            PREPARED BY AND
                            RECORD AND RETURN TO:

                            Battle Fowler LLP
                            75 East 55th Street
                            New York, New York 10022
                            Attention:  Walter F. Schleimer, Esq. (jtb)




-----------------
NOTE TO RECORDING AUTHORITY: THIS AMENDED AND RESTATED MORTGAGE SECURES A RENEWAL PROMISSORY NOTE UPON WHICH NO ADDITIONAL DOCUMENTARY STAMP TAXES OR NONRECURRING INTANGIBLE PERSONAL PROPERTY TAXES ARE PAYABLE AND EVIDENCES A QUALIFYING RENEWAL UNDER SECTION 201.09, FLORIDA STATUTES, AND SECTION 199.145
(4) (a), FLORIDA STATUTES. ALL DOCUMENTARY STAMP TAXES AND NONRECURRING INTANGIBLE PERSONAL PROPERTY TAXES HAVE BEEN PAID UPON THE MORTGAGES DESCRIBED ON SCHEDULE C ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

              AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES,
                    SECURITY AGREEMENT AND SPREADER AGREEMENT

     THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND SPREADER AGREEMENT (this "Mortgage"), is made this 14 day of February, 1997, by and between PALM SPRINGS MILE ASSOCIATES, LTD., a Florida limited partnership, having an address at c/o Philips International Holding Corp., 417 Fifth Avenue, New York, NY 10016 (hereinafter referred to as "Mortgagor") and AIG LIFE INSURANCE COMPANY, a Delaware corporation and AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, a New York corporation, both having an address at c/o AIG Mortgage Finance Co., Inc., One Chase Manhattan Plaza, New York, New York 10005 (hereinafter collectively referred to as "Mortgagee")


                                    WITNESETH


     WHEREAS, First Union National Bank of North Carolina, a national banking association ("Original Mortgagee") and Mortgagor have previously entered into a Modification and Disbursement Agreement dated as of November 30, 1991 (the "1991 Loan Agreement") pursuant to which Original Mortgagee agreed to modify, renew and extend certain existing loans to Mortgagor in the aggregate principal amount of up to $65,852,000 (the "Loans") to finance each of the four (4) components (the "Components") of the Palm Springs Mile Shopping Center in Hialeah, Florida; and

     WHEREAS, the 1991 Loan Agreement has subsequently been further modified, renewed and extended pursuant to the terms of: (i) a Modification and Reaffirmation Agreement dated as of November 30, 1994 among Mortgagor, Philip Pilevsky, as Guarantor ("Guarantor"), and Original Mortgagee, and various documents executed in connection therewith; (ii) a Second Modification and Reaffirmation Agreement dated as of April 30, 1995 among Mortgagor, Guarantor and Original Mortgagee and various documents executed in connection therewith;
(iii) a Third Modification and Reaffirmation Agreement dated as of January 31, 1996 among Mortgagor, Guarantor and Original Mortgagee and various documents executed in connection therewith; and (iv) a Fourth Modification and Reaffirmation Agreement dated as of October 10, 1996 among Mortgagor and Original Mortgagee, and various documents executed in connection therewith (the "Fourth Modification" and, together with the 1991 Loan Agreement and all of the other modification documents referenced above, the "Prior Loan Agreement").

     Pursuant to the Prior Loan Agreement, the Loans were evidenced by the following instruments, each dated January 31,

1996 and as modified by the Fourth Modification (collectively, the "Prior Renewal Notes"):



     (a) Renewal Note (Component No. 1) from Mortgagor to Original Mortgagee in the original principal amount of $30,194,727.87;

     (b) Renewal Note (Component No. 2) from Mortgagor to Original Mortgagee in the original principal amount of $16,669,107.16;

     (c) Renewal Note (Component No. 3) from Mortgagor to Original Mortgagee in the original principal amount of $4,583,350.09; and

     (d) Renewal Note (Component No. 4) from Mortgagor to Original Mortgagee in the original principal amount of $14,404,814.58; and

     WHEREAS, the Prior Renewal Notes, which superseded all prior notes, were secured, inter alia, by prior Renewal Mortgage and Security Agreements as more fully set forth on Schedule C attached hereto and incorporated herein by reference (the "Prior Renewal Mortgages") on each of the Components, prior Renewal Lease Assignments (the "Prior Renewal Lease Assignments") on each of the Components, certain assignments and the guarantee agreement of the Guarantor. The Prior Loan Agreement, Prior Renewal Notes, Prior Renewal Mortgages, Prior Lease Assignments and the other documents executed in connection with the Prior Loan Agreement are hereinafter collectively referred to as the "Prior Loan Documents"; and

     WHEREAS, Mortgagor arranged, with Original Mortgagee's consent, to refinance the Loans on Component Nos. 1 and 2 with Mortgagee and requested Original Mortgagee modify, renew and extend its Loans on Component Nos. 3 and 4; and

     WHEREAS, in connection therewith, Mortgagor and Original Mortgagee have performed the following actions with respect to the Loans:

     (i) Consolidated the Prior Renewal Notes, together with an Additional Note of even date from Mortgagor to Original Mortgagee (the "Additional Note"), in accordance with the terms of a Consolidated Modified Renewal Note (the "Consolidated Renewal Note") of even date from Mortgagor to Original Mortgagee in the principal amount of $68,650,000;

     (ii) Split the Consolidated Renewal Note into four (4) separate Renewal Notes (collectively, the "New Renewal Notes") of even date from Mortgagor to Original Mortgagee, one relating to each Component as follows: (a) New Renewal Note (Component No. 1) in the principal amount of $25,300,000, (b) New Renewal Note (Component No. 2) in the principal amount of $17,100,000, (c) New Renewal Note (Component No.
          3) in the principal amount of $8,250,000 and (d) New Renewal Note (Component No. 4) in the principal amount of $16,500,000;


     (iii) Modified and renewed the Prior Renewal Mortgages and the Prior Renewal Lease Assignments on Component Nos. 1 and 2, respectively, pursuant to Renewal Mortgages and Security Agreements on Component Nos. 1 and 2, respectively, each dated February 14, 1997, (unless otherwise specifically identified hereinafter, collectively referred to as the "Original Mortgages"), and Renewal Lease Assignments on Component Nos. 1 and 2, respectively (unless otherwise specifically identified, hereinafter collectively referred to as the "Original Lease Assignments"), of even date between Mortgagor and Original Mortgagee, as security for the Original Notes;

     (iv) Modified and renewed the Prior Renewal Mortgages and the Existing Renewal Lease Assignments on Component Nos. 3 and 4, respectively, pursuant to Renewal Mortgages and Security Agreements (the "Original Mortgagee Mortgages") and Renewal Lease Assignments (the "Original Mortgagee Lease Assignments") as security for the Renewal Notes on Component Nos. 3 and 4 (such Renewal Notes on Component Nos. 3 and 4 being hereinafter collectively referred to as the "Original Mortgagee Notes";

     (v) Assigned Original Mortgagee's right, title and interest in and to the New Renewal Notes related to Component Nos. 1 and 2 to Mortgagee (such New Renewal Notes on Component Nos. 1 and 2 assigned or to be assigned to Mortgagee being hereinafter collectively referred to as the "Original Notes") pursuant to that certain Assignment of Mortgage Instruments (the "Assignment"); and

     (vi) Assigned to Mortgagee, Original Mortgagee's right, title and interest in and to the Original Mortgages, and the Original Assignments pursuant to the Assignment; and

     WHEREAS, Mortgagee is the owner and holder of the Original Mortgage on Component No. 1; and

     WHEREAS, the Original Mortgage on Component No. 1 secures the Original Note related to Component No. 1 and encumbers, inter alia, the real property described in Schedule A-1 attached hereto and made a part hereof (the "Original Land"); and

     WHEREAS, Mortgagor and Mortgagee have agreed to renew the Original Note on Component No. 1 pursuant to that certain Renewal Promissory Note (the "Renewal Note") of Mortgagor payable to Mortgagee dated the date hereof in the original principal amount of Twenty-Five Million Three Hundred Thousand and No/l00 ($25,300,000.00) (the "Loan") and to amend and restate the terms and conditions of the Original Mortgage on Component No. 1 as more particularly described below.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the Indebtedness, as hereinafter defined, and all other sums payable under the provisions of this Mortgage or the Renewal Note, of the execution and delivery by Mortgagor to Mortgagee of the Renewal Note, and of Mortgagee's acceptance of the Renewal Note, of the respective representations, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows, Mortgagee's agreement being evidenced by its acceptance of this
Mortgage:

     a. All of the foregoing recitations are true and correct and are hereby incorporated herein by reference.

     b. Under no circumstances shall this Mortgage or any portion hereof constitute or be deemed to constitute a novation of the Original Mortgage. The Original Mortgage, as hereby amended and restated, secures the Renewal Note with the same priority of lien as if this instrument had been executed and recorded at the same time as the Original Mortgage was executed and recorded.

     c. Mortgagor hereby acknowledges, represents and confirms unto Mortgagee that:

     (i) The Mortgage secures the Renewal Note, and any modifications, amendments, increases, consolidations, extensions and renewals thereof (collectively, the "Note") securing the payment of the principal of, prepayment premium, if any, interest on the Note and all other amounts and payments due under the Note (and any modifications, extensions and renewals thereof) and secured by this Mortgage (hereinafter sometimes collectively called the "Indebtedness"),

     (ii) Mortgagor does not now have, nor at any prior time had any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities, or rights of rescission, setoff, abatement or diminution, with respect to the Original Mortgage as hereby amended and restated, or the Security Documents, as hereinafter defined, or the enforcement of Mortgagee's rights thereunder, and Mortgagor further waives and releases any and all such defenses, claims, counterclaims, cross-actions and equities, and rights of rescission, setoff, abatement and diminution, with respect thereto;

    (iii) the Security Documents are valid, binding and free from any infirmity of any nature whatsoever, and are enforceable in accordance with their respective terms;

     (iv) the Original Mortgage as hereby amended and restated constitutes a valid, binding and enforceable first lien against the Property as hereinafter defined;

     (v) no payments of interest or any other charges have been made to Original Mortgagee or Mortgagee which would result in excess of the maximum legal rate of interest permitted under the laws applicable thereto;

     (vi) no waiver or modification of any provision of the Security Documents shall be valid or enforceable against Mortgagee unless in writing and signed by a duly authorized representative of Mortgagee; and

    (vii) the terms and conditions of the Original Mortgage are amended and restated in their entirety as follows:

     Mortgagor, does hereby irrevocably give, grant, bargain, sell, warrant, alien, release, remise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and confirm unto Mortgagee, its successors and assigns, in fee simple, all right, title and interest of Mortgagor now owned, or hereafter acquired, in and to each and all of the following:

     THE fee simple interest in the Original Land and the fee simple interest in the land as more fully described in Schedule A-2 attached hereto and made a part hereof (hereinafter the "Additional Land"; the Additional Land together with the original Land, the "Land");

     TOGETHER WITH all right, title and interest of Mortgagor in and to, and remedies under (a) any and all leases, subleases, license agreements, concessions, tenancies and other use or occupancy agreements (whether oral or written), or any part thereof, now or hereafter existing or acquired, covering or affecting any or all of the property encumbered by this Mortgage, all extensions and renewals thereof, and all modifications, amendments and guaranties thereof (each of which is hereinafter referred to as a "Lease" and collectively referred to as the "Leases"), and (b) any and all rents, income, receipts, revenues, royalties, issues, profits, contract rights, accounts receivable, termination payments, payments in lieu of rents or cancellation or general intangibles growing out of or in connection with the Leases, and other payments, payable to Mortgagor pursuant to any Lease, including, without limitation, cash or securities deposited under any Lease to secure performance by the tenants of their obligations under the Leases, whether such cash or securities are to be held until the expiration of the term of such Leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms (all of which are hereinafter referred to collectively as the "Rents"), and

     TOGETHER WITH any and all rights, alleys, ways, tenements, hereditaments, easements, passages, waters, water rights, water courses, riparian rights, liberties, licenses, franchises, privileges, appurtenances and advantages, now or hereafter to the same belonging or in any way appertaining, as well as any after-acquired right, title, interest, franchise, license, reversion and remainder, and

     TOGETHER WITH all right, title and interest, including any after-acquired right, title or reversion, in and to the beds of the ways, streets, avenues and alleys, open or proposed, located wholly or partially within the boundary of the Land or adjacent thereto, and

     TOGETHER WITH all buildings, structures, surface parking and other improvements of every kind and description now or hereafter erected or placed on the Land, all additions, alterations and replacements thereto or thereof, and all materials now or hereafter acquired by Mortgagor and intended for the operation, construction, reconstruction, alteration and repair thereof, all of which materials shall be deemed to be included within the property encumbered by this Mortgage, immediately upon the delivery thereof to the Land (all of which are hereinafter referred to collectively as the "Improvements"), and

     TOGETHER WITH all of the walks, fences, shrubbery, driveways, fixtures, machinery, apparatus, equipment, fittings, and other goods of every kind and description whatsoever, now owned or hereafter acquired by Mortgagor and attached to or contained in and used for any present or future operation or management of the Land or the Improvements, including, without limitation, all lighting, laundry, incinerating and power equipment; all engines, boilers, machines, motors, furnaces, compressors and transformers; all generating equipment; all pumps, tanks, ducts, conduits, wires, switches, fans, switchboards, and other electrical equipment and fixtures; all telephone equipment; all piping, tubing, plumbing equipment and fixtures; all heating, refrigeration, air conditioning, cooling, ventilating, sprinkling, water, power and communications equipment, systems and apparatus; all water coolers and water heaters; all fire prevention, alarm and extinguishing systems and apparatus; all cleaning equipment; all lift, elevator and escalator equipment and apparatus; all partitions, shades, blinds, awnings, screens, screen doors, storm doors, exterior and interior signs, gas fixtures, stoves, ovens, refrigerators, garbage disposals and compactors, dishwashers, cabinets, mirrors, mantles, floor coverings, carpets, rugs, draperies and other furnishings and furniture installed or to be installed or used or usable in any way in the operation of any Improvements or appurtenant facilities erected or to be erected in or upon the Land; and every renewal, replacement or substitution therefor, whether or not the same are now or hereafter attached to the Land in any manner; all except for any right, title or interest therein held by any tenant of any or all of the Land or the Improvements, or by any other person, so long as such tenant or other person is not a party hereto or bound, with respect to such right, title or interest, by the provisions hereof (it being agreed and understood by the parties hereto that all personal property owned by Mortgagor and placed by it on the Land shall, so far as permitted by law, be deemed to be affixed to the Land, appropriated to its use, and covered by this Mortgage), and

     TOGETHER WITH all of Mortgagor's right, title and interest in and to any and all easements and appurtenances, including, without limitation, (i) any drainage ponds or other like drainage area not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Mortgagor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the property encumbered by this Mortgage, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land, and


     TOGETHER WITH any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of (a) any condemnation, either temporarily or permanently, (b) any change or alteration of the grade or widening of any street or road, and (c) any other damage, destruction, or injury to, or decrease in value of, the property encumbered by this Mortgage, or any part thereof, to the extent of all Indebtedness which may be secured by this Mortgage at the date of receipt by Mortgagee of any such judgment, award of damages, payment, proceeds, settlement or other compensation, including interest thereon, and of the reasonable counsel fees, costs and disbursements, if any, incurred by Mortgagee in connection with the collection of such judgment, award of damages, payment, proceeds, settlement or other compensation, including interest thereon, and

     TOGETHER WITH any and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering the property encumbered by this Mortgage or any portion thereof, and

     TOGETHER WITH all plans and specifications, surveys, reports, diagrams, drawings, service contracts, accounting records, invoices, change orders, licenses, authorizations, certificates, variances, amounts, approvals and other permits necessary or appropriate to permit the construction, reconstruction, repair or alteration, addition, improvement, use, operation and management of the property encumbered by this Mortgage, and

     TOGETHER WITH all of Mortgagor's cash, bank accounts, notes and other instruments, documents, accounts, accounts receivable, contract rights, permits, receipts, sales and promotional literature and forms, advertising materials and the like, trademarks, names, logos, copyrights and other items of intangible personal property now or hereafter owned or acquired by Mortgagor relating to the ownership, operation, development, leasing or management of the property encumbered by this Mortgage, and

     All of the foregoing, including the Land, the Improvements, fixtures, personal property, tenements, hereditaments, appurtenances and other interests being hereinafter referred to as the "Property."

     TO HAVE AND TO HOLD the Property and any and all other interests described above unto Mortgagee, its survivors or other successor or successors in trust and their assigns, in fee simple,

     To secure to Mortgagee the prompt payment and performance of Mortgagor's obligations, including the payment when due of the Indebtedness and Mortgagor's obligations hereunder, including without limitation (a) the prompt performance of, observance of and compliance with, by Mortgagor, all of the terms, covenants, conditions, stipulations and agreements, express or implied, contained in the Security Documents, and (b) the reimbursement to Mortgagee, and any purchaser or grantee under any sale made under the provisions of this Mortgage, of all money which may be advanced as provided herein and all expenses (including attorneys' fees) incurred or paid by Mortgagee on account of any litigation which may arise under this Mortgage, the Note or the Property, or in obtaining possession of the Property as hereinafter provided; and

     PROVIDED, HOWEVER, that until the occurrence of a default or an Event of Default hereunder as more specifically set forth herein, Mortgagor shall have the right to remain in quiet and peaceful possession of the Property, and to collect, receive and retain the Rents; and

     PROVIDED, FURTHER, that if Mortgagor pays or causes to be paid to Mortgagee all sums secured by this Mortgage on the dates and in the manner provided in the Note and in this Mortgage, and observes and performs or causes to be observed and performed all of the terms and conditions contained in this Mortgage, the Note, and any of the other Security Documents, then upon proof being given to the satisfaction of Mortgagee that the Indebtedness has been paid or satisfied in full according to the terms of the Note, and that all of Mortgagor's obligations under this Mortgage have been fully satisfied, and upon payment of all fees, costs, charges and liabilities chargeable to or incurred by Mortgagee or otherwise provided for in this Mortgage, Mortgagee shall, on receipt of a written request therefor from Mortgagor, and at Mortgagor's sole expense (a) release and discharge the lien of this Mortgage and (b) cause this Mortgage to be cancelled and marked "satisfied" of record.

     TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS, AGREES AND WARRANTS AS FOLLOWS:

     Section 1. Definitions; Construction; Representations.

     1.1. Definitions. Certain terms used in this Mortgage are defined in this
Section 1.1. When used herein, such terms shall have the meanings given to them in this Section 1.1, unless specifically provided otherwise or unless the context clearly indicates otherwise.

     1.1.1. "Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code, an assignment by Mortgagor for the benefit of creditors or the commencement of a proceeding by or against Mortgagor, as debtor under any other applicable law concerning insolvency, reorganization or bankruptcy.

     1.1.2. "Assessment" means all real estate taxes, bonds, assessments, levies, water charges or rents, ground rents, sewer charges or rents, excise taxes, benefit charges assessed for water and sewer facilities, public dues, fines, impositions, and any other taxes or charges levied or assessed by any Governmental Authority against Mortgagor or upon any or all of the Property, including, by way of example, but not by way of limitation, all taxes to which Mortgagor and any other person in which the title to any or all of the Property may hereafter vest or may now or hereafter be liable under any Legal Requirements of any Governmental Authority, which under the provisions of such Legal Requirements may become a lien (including federal tax liens) upon the Property or be first distributable, allowable or payable, before any amount evidenced by the Note, out of the proceeds of any judicial foreclosure or any sale by power of sale of the Property, excluding, however, Mortgagee's income, franchise or similar taxes.

     1.1.3. "Awards" means all awards or payments for direct, consequential or severance damages, and all other compensation, including settlement proceeds paid on account of any Condemnation.

     1.1.4. "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.101 et seq., and all future acts supplemental thereto or amendatory thereof.

     1.1.5. "Casualty" means any act or occurrence of any kind or nature,

whether or not insured, which results in damage, loss or destruction to any or all of the Property or any interest therein.

     1.1.6. "Casualty Proceeds" means any insurance proceeds payable on account of any Casualty.

     1.1.7. "Condemnation" means any taking of title, of use, or of any other property interest for public or private use, or an actual or threatened action, under the exercise of the power of eminent domain by any governmental or quasi-governmental authority affecting any or all of the Property or any interest therein.

     1.1.8. "Default Rate" means the lesser of (i) eighteen (18%) percent per annum or (ii) the highest rate of interest permitted under the laws of the State or Commonwealth where the Property is situated.

     1.1.9. "Event of Default" means any one or more of the events or circumstances described in Section 13 of this Mortgage.

     1.1.10. "Fiscal Records" means the financial books and records of Mortgagor prepared in accordance with generally accepted accounting principles applied on a consistent basis from year to year.

     1.1.11. "Governmental Authority" means any federal, state, or local governmental or quasi-governmental subdivision, authority, agency, commission, board, person or other instrumentality thereof asserting or exercising jurisdiction over the Property.

     1.1.12. "Legal Requirements" means every federal, state and local statute, law, ordinance, regulation, rule, order, restriction, or other requirement of any court or Governmental Authority applicable to or affecting the Property or the use, condition or occupancy of the Property, whether now or hereafter enacted or adopted.

     1.1.13. "Major Leases" means those leases that have been executed with Publix, Walgreen's, Toys R' Us, Kids R' Us, Mervyn's, Circuit City, UA Theaters, Winn Dixie, Eckerds and Uptons.

     1.1.14. "Mortgage" means this Mortgage as originally executed between Mortgagor and Mortgagee, together with any and all modifications, amendments, extensions, renewals, increases, consolidations or supplements thereto.

     1.1.15. "Mortgagee" shall mean "Mortgagee" and any subsequent holder of the Note.


     1.1.16. "Mortgagor" means the person named as the "Mortgagor" in the first paragraph of this Mortgage, until a successor or assign shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter "Mortgagor" shall mean such successor or assign.

     1.1.17. "Other Loan" means a loan in the sum of up to $17,100,000 made by Mortgagee to Mortgagor secured by the Property.

     1.1.18. "Other Mortgagor Properties" means other real and personal properties owned by Mortgagor as more particularly set forth on Schedule B attached hereto and made a part hereof.

     1.1.19. "Permitted Encumbrances" means as of any particular time (a) the instruments and matters affecting title to the Land enumerated in the policy of title insurance insuring the lien of this Mortgage issued to Mortgagee by Lawyers Title Insurance Corporation under number N-2775, (b) this Mortgage and
(c) liens for Assessments not delinquent or being contested in good faith by appropriate proceedings.

     1.1.20. "Person" means any natural person, corporation, receiver, trust, partnership, joint venture, unincorporated organization, association or other legal or commercial entity.

     1.1.21. "Security Documents" means the Note, this Mortgage, any financing statements, or any other security agreement or instrument evidencing or securing the lien of this Mortgage upon the Property and any and all documents or instruments collateral thereto and executed and delivered or hereafter executed and delivered to secure the Indebtedness or any part thereof, or in connection therewith, together with all amendments, modifications, extensions, renewals, supplements and substitutions thereto.

     1.2. Construction.

     1.2.1. All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

     1.2.2. The terms "agree" and "agreements" contained herein are intended to include and mean "covenant" and "covenants."

     1.3. Representations and Warranties by Mortgagor. Mortgagor represents and warrants to Mortgagee:

     1.3.1. Due Organization. Mortgagor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida and is licensed or qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     1.3.2. Due Authorization. Mortgagor (a) is in compliance with all Legal Requirements applicable to it, and (b) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now being conducted and has the necessary power and authority to execute and deliver the Security Documents and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate and partnership action, as applicable. No consent or approval of limited partners, stockholders or of any other person or public authority or regulatory body is required as a condition to the validity or enforceability of this Mortgage or any of the other Security Documents, or if required the same has been duly obtained.

     1.3.3. No Litigation. Except as set forth as Exhibit D of that certain Certificate of Borrower of even date herewith executed by Mortgagor for the benefit of Mortgagee, there is no litigation or proceeding pending, or to the best knowledge of Mortgagor threatened, against or affecting Mortgagor, or its general partners or the Property in any court, or administrative agency or before any Governmental Authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the Property, business, prospects, profits or condition (financial or otherwise) of Mortgagor or its general partners to perform their obligations under the Security Documents which is not fully covered by insurance, or which, in any way, could adversely affect the validity or enforceability of the Security Documents.

     1.3.4. Security Documents Are Legal and Authorized. (a) The execution and delivery by Mortgagor of the Security Documents and compliance by Mortgagor with all of the provisions thereof (i) are within the power of Mortgagor, (ii) will not conflict with or result in any violation of, breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property, under the provision of, any agreement, charter document, by-law or other instrument or agreement to which Mortgagor is a party or by which they or the Property may be bound, or any applicable license, judgment, decree, or other Legal Requirement applicable to Mortgagor or any of its activities or the Property, and (iii) have been properly executed and duly authorized by all necessary corporate and partnership action, as applicable, on the part of Mortgagor; and (b) the Security Documents are valid and binding obligations of Mortgagor enforceable against Mortgagor in accordance with their respective terms.

     1.3.5. Governmental Consent. Neither Mortgagor, its general partners nor any of their businesses or the Property, nor any relationship between Mortgagor and any other person, nor any circumstances in connection with the execution, delivery and performance by Mortgagor of the Security Documents, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any Governmental Authority on the part of Mortgagor, other than those already obtained, made or done.

     1.3.6. Title to Property. Mortgagor is the owner of good and marketable fee simple legal title to and is lawfully seized and possessed of the Property, free and clear of all liens, encumbrances or restrictions, except for the Permitted Encumbrances. Mortgagor does hereby warrant and agree to defend the Property and the title thereto, whether now owned or hereafter acquired, against all claims and demands by any person claiming by, through or under Mortgagor. The Property consists of approximately 54.84 acres of land located in Hialeah, Florida. Mortgagor also represents and warrants that (i) Mortgagor is now, and after giving effect to this Mortgage will be in, a solvent condition, (ii) the execution and delivery of this Mortgage by Mortgagor does not constitute a "fraudulent conveyance" or a "fraudulent transfer" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (iii) no bankruptcy or insolvency proceedings are pending against Mortgagor or contemplated by Mortgagor.

     1.3.7. No Defaults or Restrictions. At the time of the execution and delivery of this Mortgage, no event has occurred and no condition exists that constitutes an Event of Default under this Mortgage or the Security Documents or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Mortgage or the Security Documents. Mortgagor is not in default with respect to any order of any court, or other Governmental Authority or in violation in any material respect of any agreement, charter document, by-law or other instrument to which it is a party or by which it may be bound.

     1.3.8. Compliance with Legal Requirements. Mortgagor is not in violation of any Legal Requirement to which it is subject and has not failed to obtain any licenses, permits, franchises or other authorizations of any Governmental Authority necessary to the ownership of the Property or to the conduct of its business, the failure of which could have a material adverse effect. The Property, its operation and use, comply in all material respects with all Legal Requirements.

     1.3.9. Full Disclosure. Neither this Mortgage, nor any Security Document furnished by Mortgagor in connection with the Loan, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which Mortgagor has not disclosed to the Lender in writing which materially and adversely affects the business, prospects or condition (financial or otherwise) of Mortgagor, or the operation and use of the Property, or performance under the Security Documents.

     1.3.10. Free of Hazardous Materials. (a) All federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials ("Environmental Laws") have been complied with in all material respects by Mortgagor. For purposes hereof, "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials specified as such in, or regulated under, any of the Environmental Laws including without limitation any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder and any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder. Further, Mortgagor has not, and to the best of their knowledge, no prior owner or current or prior tenant, subtenant or other occupant of all or any portion of the Property has used such Hazardous Materials on, from or affecting the Property in violation of Environmental Laws (or, if any prior owner or tenant has used Hazardous Materials as aforesaid, any such Hazardous Materials have been removed or remediated in accordance with Environmental Laws) and, to the best of their knowledge, except as disclosed in that Phase I Environmental Report prepared by Professional Services Industries, Inc., dated December 11, 1996, no Hazardous Materials have been disposed of upon the Property in violation of Environmental Laws.

     (b) Mortgagor represents and warrants that to the best of its knowledge, except as may have been expressly disclosed in writing to Mortgagee, there are no underground storage tanks located on the Property. Any underground storage tanks located on the Property shall be properly registered and all tanks, fuel lines and dispensing equipment shall be maintained in compliance with all Environmental Laws pertaining to underground storage tanks and dispensing of any product therefrom.

     1.3.11. Asbestos. (a) Except as disclosed in that Phase I Environmental Report prepared by Professional Services Industries, Inc., dated December 11, 1996, to the best of Borrower's knowledge, the Property does not contain, and has not in the past contained, any asbestos or asbestos containing material in friable form, and (b) there is no current or potential airborne contamination of the Property by asbestos fiber including, without limitation, any potential contamination that would be caused by maintenance or tenant finish activities in the Improvements.


     1.3.12. Environmental Indemnification. Mortgagor shall defend and indemnify Mortgagee and hold Mortgagee harmless from and against all loss, liability, damage and expense, including reasonable attorneys' fees and disbursements suffered or incurred by Mortgagee, whether as holder of the Note secured by this Mortgage, as mortgagee in possession, or as successor-in-interest to Mortgagor by foreclosure deed or deed in lieu of foreclosure, under or on account of the Environmental Laws or any similar laws or regulations, including the assertion of any lien thereunder, (i) with respect to the presence of any Hazardous Materials or asbestos in violation of Environmental Laws or the threat thereof affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate including any loss of value of the Property from the appraised value of the Property as of the date of this Mortgage as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any hazard resulting from actions on the part of Mortgagee; and (ii) with respect to any other matter affecting the Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local agency charged with enforcement of Environmental Laws. Mortgagor's obligations under this Section shall arise upon the discovery of the presence of any Hazardous Materials or asbestos, whether or not the Environmental Protection Agency, any other federal agency or any state or local agency charged with enforcement of Environmental Laws has taken or threatened any action in connection with the presence of any such Hazardous Materials or asbestos.

     1.3.13. Rights of Mortgagee. Upon the occurrence of any event resulting in the presence of any Hazardous Materials or asbestos or the threat thereof affecting the Property in violation, of Environmental Laws, whether or not the same originates or emanates from the Property or any contiguous real estate, or if Mortgagor shall fail to comply with any of the requirements of the Environmental Laws, Mortgagee may, at its election, but without the obligation to do so, (i) give such notices and/or cause such work to be performed at the Property or (ii) take any and all other actions, as in each case Mortgagee shall deem necessary or advisable in order to abate the hazard, remove the Hazardous Materials or asbestos to cure noncompliance. Any amounts so paid by Mortgagee pursuant to this Section, together with interest thereon at the Default Rate from the date of payment by Mortgagee, shall be immediately due and payable by Mortgagor to Mortgagee and until paid shall be added to and become a part of the Indebtedness hereunder and shall be secured by this Mortgage.

     1.3.14. Survival. The provisions of Sections 1.3.12 and 1.3.13 shall survive the repayment of the Indebtedness, the performance of Mortgagor's obligations hereunder and the release and discharge of the lien of this Mortgage and the satisfaction hereof of record.


     1.3.15. Parking. There are 3,734 parking spaces located on the Property, which amount is sufficient to meet all applicable zoning and other Legal Requirements, and there always will be a sufficient amount of parking spaces to meet all applicable zoning and other Legal Requirements.

     Section 2. Payment of Principal, Prepayment Premium, and Interest. Mortgagor shall duly and punctually pay or cause to be paid to Mortgagee the principal of, prepayment premium, if any, and interest on the Note, as and when the same shall become due and payable in the manner provided in the Note.

     Section 3. Payment of Additional Sums. Mortgagor shall duly and punctually repay or cause to be repaid to Mortgagee according to the terms of this Mortgage, any additional sums advanced or expended by Mortgagee for Mortgagor's account, together with interest therein at the Default Rate.

     Section 4. Performance of Security Documents. Mortgagor shall observe, perform and discharge all covenants, conditions and obligations of Mortgagor contained in the provisions of the Security Documents in accordance with their respective terms.

     Section 5. Insurance. During the term of the Loan, Mortgagor shall obtain and maintain, without interruption, the insurance coverages stipulated hereunder.

     5.1. Types of Insurance.

     5.1.1. Property and Related Insurance. The Property shall be insured for the benefit of Mortgagee on a Replacement Cost basis, which is the estimate of the full replacement cost of the Property but in no event for an amount less than $43,900,000. The policy shall provide that the amount determined to be the replacement cost shall not be reduced and the release of the insurance proceeds after a loss shall not be contingent upon the building of the Improvements upon the Land, and the insured shall not be unreasonably restricted from applying such proceeds to the building of the Improvements at such other location as the insured shall elect. Full replacement cost is defined as the cost of replacing the Improvements, together with appurtenances and betterments, in compliance with the prevailing building codes and the personal property without deduction for physical depreciation thereof. The policy will also contain an Agreed Amount Endorsement.

     5.1.2. Rent Loss/Business Interruption. Mortgagor shall maintain rent loss/business interruption insurance sufficient to prevent Mortgagee from being a coinsurer under the terms of the policy and in an amount equal to twelve (12) months' projected gross income from the Property less non-continuing expenses.


     5.1.3. Builder's Risk. During the period of any construction, repair, restoration or replacement of the Improvements or Property, Mortgagor shall obtain and maintain a completed value "All Risk" Builder's extended coverage policy (non-reporting form) or an equivalent type policy providing substantially similar coverages in the amount of one hundred percent (100%) of the replacement cost of the Property.

     5.1.4. Liability.

     (a) Mortgagor shall obtain and maintain Commercial General Liability insurance on the broadest forms issued by the respective insurer and consistent with other properties of like size, type and locality and written on an "occurrence policy form" against all claims for bodily injury, death, property damage, including personal injury and contractual liability (deleting any exclusion restricting coverage for contractual obligations for claims occurring on, in or about the Property and adjoining premises) in an amount not less than $5,000,000. If liability coverage for the Property is included under Mortgagor's blanket policy written on an aggregate form, then the annual aggregate limit of insurance must not be less than $10,000,000. The policy shall be endorsed to include Mortgagee as an additional insured subject to the benefits stipulated under Section 5.3.4 hereof.

     (b) During any period of construction, repair, restoration, maintenance or replacement of Improvements on the Land, or with respect to the space of any concessionaire, Mortgagor shall (i) cause the general contractor to require its subcontractors of any tier to provide confirmation of adequate commercial general liability and completed operations coverage and name Mortgagee and Mortgagor as additional insured, it being agreed and understood that if a subcontractor is unable or unwilling to name Mortgagee as an additional insured, because such practice is not customary, then so long as the general contractor names Mortgagee as an additional insured under its policies containing adequate commercial general liability and completed operations coverage, then Mortgagor shall be deemed to have complied with this subparagraph 5.1.4(b) (i), and (ii) upon demand by Mortgagee, provide evidence satisfactory to Mortgagee that Mortgagor has complied with this covenant.

     5.1.5. Flood Insurance. If at any time all or any part of the Property is in an area that has been identified by the Federal Insurance Administration as having special flood and mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, Mortgagor shall purchase and maintain a flood insurance policy satisfactory to Mortgagee with limits not greater than the maximum amounts available under the National Flood Program. In the event that the Property is not in an area having special flood and mudslide hazards, Mortgagor shall deliver to Mortgagee on or prior to the date hereof and thereafter upon request, a certificate or letter in a form satisfactory to Mortgagee stating that the Property is not in such a flood or mudslide hazard area.

     5.1.6. Worker's Compensation. During any period of construction, repair, restoration or replacement of Improvements on the Land, Mortgagor shall (a) cause the general contractor (including Mortgagor, if Mortgagor acts as a contractor and/or subcontractor of any tier) to obtain and maintain all such worker's compensation or similar insurance to the fullest extent required under the laws of the State or Commonwealth where the Property is situated, which insurance shall cover all employees of the general contractor of Mortgagor, (b) cause the general contractor to require its subcontractors of any tier to provide confirmation that worker's compensation or similar insurance to the fullest extent required under the laws of the State or Commonwealth where the Property is situated is maintained for their respective employees, and (c) upon demand by Mortgagee, provide evidence satisfactory to Mortgagee that Mortgagor has complied with this covenant.

     5.1.7. Other Insurance. In addition to the above, Mortgagor shall also maintain all insurance required to be maintained by Mortgagor as landlord under the Leases, if any, and, when and to the extent required by Mortgagee, any other risks or hazards which now or hereafter are customarily insured against by persons operating properties of like size and type in the locality of the Property in such amounts and for such periods as Mortgagee may from time to time require and approve.

     5.2. Blanket Policies. Notwithstanding anything to the contrary contained in subsections 5.1.2, 5.1.3, 5.1.4, 5.1.6 and 5.1.7, if any of the insurance required to be maintained by Mortgagor pursuant to such subsections is included under blanket policies carried by Mortgagor, such policies shall include warranties of the right to reinstate policy limits of not less than the amount specified in this Section, if any.

     5.3. Specific Requirements With Respect to Insurance. The following provisions shall apply with respect to the insurance coverage required by this
Section 5.

     5.3.l. Insurance Companies. All insurance required shall be carried with responsible insurance companies selected by Mortgagor and reasonably approved by Mortgagee in its reasonable discretion, and may be effected by endorsement of blanket insurance policies, provided, however, that all policies of insurance shall be written by companies of recognized standing which are authorized to do business in the State having a rating of at least A+:VIII in Best's Key Rating Guide, and provided each such policy shall not have more than a $25,000 deductible for any single casualty, it being agreed and understood that the policy covering windstorms shall not have more than a deductible for any single casualty in the amount of the greater of (i) two percent (2%) of the total insured value or (ii) $300,000.


     5.3.2. Evidence of Insurance. Mortgagor shall deliver to Mortgagee, promptly upon the execution and delivery of this Mortgage and thereafter before the expiration date of each such policy, original policies (or renewals or extensions of the insurance afforded thereby) or duplicates thereof, or binders evidencing such insurance, or endorsed certificates thereof in form and content satisfactory to Mortgagee including, without limitation, a certification that the full amount of insurance required hereby will continually be available to Mortgagee and that the specific coverages requested are not contributory nor excess over any other valid and collectible insurance, together with receipts satisfactory to Mortgagee evidencing payment of the current annual or installment premiums therefor and Mortgagor shall deliver to Mortgagee, at least thirty (30) days prior to the expiration or cancellation of, or material change in, any such insurance, additional policies or duplicates thereof, or binders evidencing the renewal of such insurance, or a certificate thereof accompanied by a certified copy of such renewal or extension with a receipt evidencing payment of the current annual or installment premium therefor. All binders, original policies or certified copies of policies, endorsements, copies of certificates, and cancellation notices are to be sent to Mortgagee at the following address: Corporate Risk and Insurance Department, 23rd Floor, 70 Pine Street, New York, New York 10270.

     5.3.3. Mortgagee and Loss Payee Clauses. The property insurance policies as required under subsections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.6, 5.1.7 and 5.1.8
shall have attached thereto a standard non-contributing, non-reporting mortgagee clause in favor of and entitling Mortgagee a first priority to collect directly from the insurers, the proceeds payable under such insurance as its interest may appear, and stipulating that this entitlement will in no way be adversely affected by any act, error or omission of Mortgagor which may void any or all coverages provided. The policies will also contain a standard waiver of subrogation endorsement.

     5.3.4. Cancellation. Mortgagor will immediately notify Mortgagee of any cancellation of or material change in any insurance policy, and each such insurance policy to be provided hereunder shall contain an agreement by the insurer that it will not materially modify or cancel such policy except upon at least thirty (30) calendar days' prior written notice to Mortgagee, and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Mortgagee or Mortgagor which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

     5.3.5. Payment of Premiums; Failure of Mortgagor to Effect Insurance. Mortgagor shall be solely responsible for, and promptly pay when due, any and all premiums on all such insurance. On each yearly anniversary of the date hereof or prior to the expiration date of the required insurance, Mortgagor shall deliver to Mortgagee, a certificate, dated as of such date, to the effect that there is then in force all such insurance which is then required to be maintained by Mortgagor. Should Mortgagor fail to effect, maintain or renew any of the insurance required hereunder in the required amounts, or to pay the premiums therefor, or to deliver to Mortgagee any evidence of such insurance or payment therefor as required hereunder, then in any of such events Mortgagee, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be payable by Mortgagor with interest, on demand, as provided in Section 12 hereof; however, it is expressly understood that procurement by Mortgagee of any of such insurance shall not be deemed to waive or release the default of Mortgagor, or the right of Mortgagee, at its option, to exercise the remedies hereinafter set forth upon the occurrence of an Event of Default. Mortgagee shall not be responsible for obtaining or maintaining any insurance required under the provisions of this
Section 5, and shall not, by reason of accepting, rejecting, approving or obtaining any such insurance, incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer or the payment of any losses, and Mortgagor hereby expressly assumes full responsibility therefor and liability, if any, thereunder.

     5.3.6. Sale Under the Mortgage. In the event of a sale of all or any part of the Property pursuant to the provisions of this Mortgage, or if the title to any or all of the Property is transferred in extinguishment of the Indebtedness, Mortgagee shall succeed to all the rights and interest of Mortgagor, including any right of Mortgagor to unearned premiums, in and to all such policies of insurance.

     5.3.7. Separate Insurance. Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required hereunder.

     5.3.8. Contravention of Insurance. Mortgagor will not do or permit anything to be done on or about the Property that will materially and adversely affect, impair or contravene any policies of insurance that may be carried on the Property, or any part thereof, or the use thereof, against loss, damage or destruction by fire, casualty, public liability, or otherwise.

     5.3.9. Reinsurance. For all policies for which the insurer has purchased reinsurance, Mortgagor shall obtain a "cut-through" clause allowing recovery directly from the reinsurer in the event of the insurer's insolvency or cessation of insurance operations.

     5.4. Notice of Transfer or Casualty. Upon a change in ownership or occupancy of the Property, Mortgagor shall immediately notify in writing all insurers of the Property (provided, that nothing herein shall be construed to permit such change in ownership if otherwise prohibited under the provisions hereof) and, if a Casualty occurs prior to a change in ownership, Mortgagor will give immediate written notice to Mortgagee of the Casualty and Mortgagee may, but is not obligated to, make proof of such Casualty if not made promptly by Mortgagor.

     5.5. Mortgagee's Rights. Mortgagor hereby authorizes Mortgagee, at Mortgagee's option, to collect, adjust and compromise, and agrees to make available to Mortgagee within five (5) days of receipt thereof, any Casualty Proceeds claimed under any insurance Mortgagor is required to maintain under subsection 5.1 of this Mortgage and, after deducting the costs of such collection, adjustment and compromise, at Mortgagee's option: (a) to apply the Casualty Proceeds as a credit towards the Indebtedness in such manner as Mortgagee deems appropriate, provided that if such proceeds are applied by Mortgagee to reduce the outstanding principal balance of the Loan, such application will cause a pro rata reduction in debt service payments to maintain the interest rate and amortization rate set forth in the Note, or (b) to apply the Casualty Proceeds to the restoration of the Property (in which event Mortgagee shall not be obligated to see to the proper application of the Casualty Proceeds nor shall the amount so released or used be deemed a payment on the Indebtedness), or (c) to deliver the Casualty Proceeds to the owner of the Property, without a reduction of the Indebtedness.

     Mortgagor shall provide that all policies covering the Property shall be for the benefit of, and be first payable in case of loss, to Mortgagee except that if Mortgagor is not in default under the Security Documents, and if no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default thereunder, and if (i) the insurance proceeds are less than twenty percent (20%) of the original principal balance of the Loan and the Other Loan or (ii) the current Major Leases and/or affected leases require the repair and restoration of the Improvements, such proceeds shall be paid to Mortgagee and be held in trust and used for the purposes of restoring the Property; provided, however, that Casualty Proceeds from a casualty in the amount of $200,000 or less shall be paid directly by the insurer to Mortgagor for purposes of promptly restoring the Improvements and Mortgagor shall provide evidence to Mortgagee of such restoration. As additional conditions for the release of any Casualty Proceeds from Mortgagee to Mortgagor, Mortgagor shall also comply with the following: (i) the contractor restoring the Property shall be reasonably acceptable to the Mortgagee and payment of all obligations arising from such restoration shall be in amounts reasonably acceptable to Mortgagee; (ii) the final plans and specifications for such restoration shall have been reviewed and reasonably approved in writing by Mortgagee and all restoration shall be performed pursuant to such plans and specifications; (iii) Mortgagee shall be entitled, at the expense of Mortgagor, to consult with architects, engineers and such other professionals as Mortgagee reasonably deems necessary to determine the total costs of restoring the Property; (iv) Mortgagee shall have received evidence that the applicable tenants' leases for the damaged space, or any other space, have not and will not terminate, (v) if Mortgagee deems necessary, Mortgagee shall be in receipt of a certificate from an engineer satisfactory to Mortgagee stating that the Improvements are capable of being repaired or restored within twelve (12) months after the Casualty; (vi) projected stabilized net cash flow, as determined by Mortgagee, after completion of the restoration will be at a level at least equal to the level immediately preceding such casualty and such net cash flow provides for a sufficient debt coverage ratio of
1.45 to 1 with respect to the Loan and the Other Loan as determined by Mortgagee; and, (vii) the casualty occurs before the seventy-second (72nd) month following the disbursement of the Loan or if applicable, due to the extension of the Loan to the extended Maturity Date, the one hundred eighth (108th) month. To the extent that the engineer's certificate indicates that the amount of insurance proceeds will not be sufficient to repair or restore the Property, Mortgagor shall pay, prior to the disbursement of any insurance proceeds, the amount of such deficit to Mortgagee to be held in trust. If Mortgagor is unable to satisfy all of the foregoing conditions, Mortgagee shall determine the application of any Casualty Proceeds, as set forth in the first paragraph of this Section 5.5.

     Notwithstanding the foregoing, if Mortgagor is unable to satisfy the foregoing conditions, or if the Property is not fully restored within one year of the occurrence of the Casualty, the casualty proceeds shall be applied towards the reduction of the principal balance of the Loan or towards repair and restoration, as Mortgagee shall elect in its sole and absolute discretion. If Mortgagor is in default under the Security Documents or, of any event has occurred with which, the giving of notice or the passage of time, or both, would constitute a default, Mortgagee shall have the option of applying all insurance proceeds to the curing of the default or to the reduction of the principal balance of the Loan or both.

     Section 6. Payment of Assessments; Payments by Mortgagee.

     6.1. Payment by Mortgagor.

     6.1.1. Mortgagor shall (a) before delinquency, duly pay or discharge, or cause to be paid or discharged all Assessments; (b) upon demand pay any ad valorem or excise tax or other public charge (other than any tax in the nature of an income tax) imposed or levied upon the Security Documents, including any interest and penalties incurred in connection therewith; and (c) before delinquency, submit to Mortgagee evidence satisfactory to Mortgagee of the payment of each Assessment. To better secure this covenant, Mortgagor shall deposit with Mortgagee, concurrently with the payment of the installments of the principal of (prepayment premium, if any) and interest on the Note, an amount equal to one-twelfth of the annual Assessments on the Property, as reasonably estimated by Mortgagee, and Mortgagee shall hold all such sums. If necessary, Mortgagee shall make an adjustment according to the actual charge for such Assessments and, if the deposits made by Mortgagor are insufficient to pay such charges in full, Mortgagor shall deposit with Mortgagee the amount of such deficiency before such Assessments become due. Mortgagee shall credit any excess deposits against the next installments falling due. All deposits shall be retained by Mortgagee without interest and free of trust except to the extent, if any, that applicable law shall require otherwise.

     6.1.2. Mortgagor shall have the right to contest, in good faith, the amount, applicability or validity of any Assessment by appropriate judicial or other proceedings conducted promptly and at Mortgagor's sole expense, provided
(i) Mortgagor shall have first given Mortgagee such security as it may request, in its good faith judgment, to insure such payment (in the event of a determination of such contest adversely to Mortgagor) and to secure and indemnify Mortgagee against any cost, expense, loss or damage in connection with such contest or such postponement of payment; (ii) Mortgagor shall not postpone payment if Mortgagee would thereby be subject to potential fine or penalty or prosecution for a crime, or the Property or any part thereof might thereby be condemned, foreclosed upon, sold, forfeited or vacated, or the value of the Property might thereby, in the good faith judgment of Mortgagee, be impaired; and (iii) such proceedings shall not relieve Mortgagor of its covenant hereunder to pay such Assessments at the time and in the manner herein provided, or to extend the time for such payment, unless such judicial proceedings operate to prevent or suspend the collection of the Assessments so contested and the sale of the Property for or on account of the non-payment thereof.

     6.2. Tax Service Reports. At the option of Mortgagee, Mortgagor shall furnish Mortgagee with a tax service contract for the term of the Loan that shall provide Mortgagee with reports prepared by a tax reporting agency acceptable to Mortgagee. Mortgagor shall pay all fees and expenses incurred in connection with annual tax service contracts, and, if Mortgagee elects to conduct such tax searches itself or through agents it employs for such purpose, Mortgagor shall promptly reimburse Mortgagee for the fees and expenses incurred in connection therewith upon written demand by Mortgagee.

     6.3. Tax on Indebtedness. The principal and interest accrued on the Note shall become immediately due and payable ninety (90) days after written notice to Mortgagor, if, after the date of this Mortgage any Legal Requirement is enacted or promulgated and becomes effective, (i) changing in any way the laws for the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such Assessments, so as to materially adversely affect this Mortgage, or (ii) requiring internal revenue or other documentary stamps to be purchased for or placed on this Mortgage or the Note by Mortgagee; provided, however, that Mortgagee's right to accelerate the payment of the Indebtedness shall be unavailing and the Note and this Mortgage shall remain in effect as though such Legal Requirement had not been enacted or promulgated or such decision had not been rendered if, notwithstanding such Legal Requirement or decision, Mortgagor lawfully pays when due and payable all such Assessments, including all interest and penalties accrued thereon, to or for Mortgagee.

     6.4. Payment by Mortgagee. Whether or not an Event of Default exists, if, in Mortgagee's sole judgment, any payment is necessary or desirable to protect the security interest intended to be created by this Mortgage, Mortgagee is authorized, in Mortgagor's place, (a) to pay any Assessment, sale, forfeiture, tax lien, or title or claim thereof made against the Property, and to make such payment according to any bill, statement or estimate procured from the appropriate Governmental Authority without inquiring into the accuracy of such bill, statement or estimate or into the validity of such Assessment, sale, forfeiture, tax lien, or title or claim thereof; or (b) to make any payment necessary to remove any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, and to be the sole judge of the legality or validity thereof; or (c) to pay the expense of any repair or replacement of any of the Property, and to be the sole judge of its state of repair and of the necessity for incurring the expense of any such repair or replacement; or (d) to make any other payment for any other purpose herein and hereby authorized, but not enumerated in this subsection. Prior to the occurrence of an Event of Default, Mortgagee shall not take any of the actions set forth herein until after Mortgagee has given notice to Mortgagor of its intent to do so.

     Section 7. Further Assurances. Within fifteen (15) days after Mortgagee requests Mortgagor to do so, Mortgagor shall execute, acknowledge, deliver and cause to be recorded and rerecorded, or filed and refiled, all further instruments, deeds, financing statements, renewals, continuation statements, transfers, assignments, or other documents that are necessary, in Mortgagee's sole opinion, (a) to correct any defect, error or omission which may be discovered in the contents of any of the Security Documents or in the execution or acknowledgement thereof, (b) to create, perfect, preserve, continue and protect the lien and security interest of this Mortgage on the Property, whether now owned or hereafter acquired by Mortgagor, (c) to secure the rights and remedies of Mortgagee hereunder or under the provisions of the Note, or (d) to better assure, assign and confirm to Mortgagee the Leases and Rents. Mortgagor shall pay to Mortgagee on demand all expenses, charges and taxes reasonably incurred by Mortgagee in preparing, executing, recording, rerecording, filing or refiling of any such document. Upon any failure by Mortgagor to do so, Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of Mortgagor, and at the sole expense of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so, this appointment being coupled with an interest. Mortgagee may, at its option, advance the expenses incurred in making, executing and recording any and all such instruments, certificates and documents, and such sums advanced, with interest, will be repaid to Mortgagee by Mortgagor as provided in Section 12 hereof.

     Section 8. Maintenance and Use of Property.

     8.1. Obligations and Prohibitions. Mortgagor shall (a) keep and maintain the Property in good condition, repair and working order and supplied with all necessary equipment; (b) effect such repairs of the Property as Mortgagee may reasonably require; (c) from time to time make all needed and proper replacements to the Property so that the Property will at all times be in good condition, fit and proper for the purposes for which it was originally erected or installed; (d) not permit, commit or suffer any waste of the Property; (e) not enter into a lease with (i) a massage parlor; (ii) an adult book or video store or book or video store catering to pornographic interests; or (iii) an abortion clinic or planned parenthood or other family planning or gynecological service having the direct or indirect result, whether intentional or not, of terminating a pregnancy; (f) not sell, abandon, assign, lease, transfer, encumber (except for Permitted Encumbrances) or otherwise dispose of any or all of the Property or any interest therein, except as otherwise permitted in this Mortgage, without, in each instance, obtaining Mortgagee's prior written consent thereto; (g) except for the replacement of fixtures, personal property and non-structural elements of the Improvements made for the purpose of enhancing the economic viability of the Property, and by fixtures, personal property and nonstructural elements which are of at least like quality, not permit the removal, demolition or material alteration of any Improvement covered by the lien of this Mortgage, without, in each instance, obtaining Mortgagee's prior written consent to such alteration, and any such approved alteration shall be and become a part of the Property and subject to the lien and security interest of this Mortgage unless otherwise agreed to in writing by Mortgagee; (h) promptly repair, restore, replace or rebuild any part of the Property now or hereafter subject to the lien of this Mortgage which may be damaged or destroyed by any Casualty whatsoever or which may be affected by any Condemnation, provided however, that if Mortgagor is entitled to a disbursement of Casualty Proceeds or an Award under this Mortgage, Mortgagor's obligations under this subsection (h) shall be conditional upon the receipt by Mortgagor of such Casualty Proceeds or Award as and when required under this Mortgage; (i) obey and comply in all material respects with all Legal Requirements whether or not any such Legal Requirement shall necessitate structural changes or improvement to the Property including, but not limited to, those Legal Requirements relating to the discharge and removal of Hazardous Materials and shall pay immediately when due the cost of removal of any such Hazardous Materials; (j) not install or permit the installation of any friable asbestos or any substance containing asbestos and deemed hazardous by Legal Requirements respecting such material; (k) observe and comply in all material respects with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, by way of example rather than of limitation, all zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Property or are granted to or contracted for by Mortgagor for any existing or contemplated use of the Property; (1) obey and carry out every covenant, agreement, restriction and encumbrance contained in any instrument recorded among the Land Records in which this Mortgage is recorded or known to Mortgagor, which may from time to time be in force and apply to or affect the Property or Mortgagor's interest therein, and not use or permit the use of any or all of the Property in contravention thereof; and (m) permit Mortgagee, Mortgagee, and their agents or employees to enter upon and inspect the Property at any reasonable time during normal business hours.

     8.2. Management of the Property. The Property shall constantly be operated and managed by Mortgagor, or by a managing agent, approved in writing by Mortgagee, pursuant to a management agreement, approved in writing by Mortgagee, which management agreement shall be in form and substance satisfactory to Mortgagee and its counsel, and shall not be materially modified or amended or cancelled or terminated without Mortgagee's prior written approval.

     Section 9. Transfers, Liens and Encumbrances.

     9.1. Liens and Encumbrances. Mortgagor shall not, without, in each instance, the prior consent of Mortgagee, which consent in any and all circumstances may be withheld in the sole and absolute discretion of Mortgagee, create, assume or incur or suffer to be created, assumed or incurred or to exist
(i) any lien, encumbrance or charge against the Property or any interest of Mortgagor in the Property (except for Permitted Encumbrances), by or pursuant to any mortgage, security agreement or other instrument, as security for the repayment of any debt or the performance of any obligation or undertaking by Mortgagor or any other person; or (ii) any other lien, encumbrance or security interest. Mortgagor shall keep and maintain the Property free from the claims of all persons supplying labor or materials in connection with the construction or reconstruction of any Improvements on the Property, regardless of by whom such labor or materials may have been contracted.

     9.2. Transfers and Encumbrances. No part of the Property nor any interest of any nature whatsoever therein nor any interest of any nature whatsoever in Mortgagor, directly or indirectly (whether partnership, stock, equity, beneficial, profit, loss or otherwise) shall in any manner be encumbered, sold, transferred, assigned or conveyed, or permitted to be encumbered, sold, transferred, assigned or conveyed, without the prior consent of Mortgagee, which consent in any and all circumstances may be withheld in the sole and absolute discretion of Mortgagee. The provisions of the foregoing sentence of this Section shall apply to each and every such encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not Mortgagee has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made. Notwithstanding any provision to the contrary contained in this Section, so long as that no Event of

Default exists under the Security Documents (or circumstances which, with the giving of notice or passage of time, or both, would constitute such an Event of Default), Mortgagor may request that Mortgagee consent to a transfer or conveyance otherwise prohibited by this Mortgage and Mortgagee shall have the right (in addition to its absolute right to refuse to consent to such transfer) to condition its consent upon such conditions as Mortgagee may in its sole and absolute discretion require including that Mortgagor and it proposed transferee execute any and all documents and instruments required by Mortgagee. At least thirty (30) days prior to such a proposed transfer Mortgagor must provide Mortgagee with all of the material provisions of such transfer, including, without limitation, the proposed date of transfer, and the name, net worth, background and address of the proposed transferee. Such notice shall be accompanied by the payment to Mortgagee of a nonrefundable fee in the amount of one-percent (1%) of the then outstanding indebtedness (including principal and interest), in cash or certified check to be retained by Mortgagee in consideration of Mortgagee's efforts in processing the materials submitted and in considering the proposed transferee. If the proposed transfer is not accepted by Mortgagee, the fee less $5,000 will be returned to Mortgagor.

     9.3. Further Provisions. Notwithstanding any provision to the contrary contained in this Section, so long as no default exists under the Security Documents (or circumstances which, with the giving of notice or passage of time would constitute a default or Event of Default under the Security Documents), and provided that either (i) Philips International (as currently owned and controlled), (ii) Westbild Holdings Ltd. (as currently owned and controlled) or
(iii) another manager approved by Mortgagee in its sole and absolute discretion manages the Property, any current partner may transfer any or all of its interest in Mortgagor to: (a) any other current partner(s) of Mortgagor or any affiliated entity of such partner, which is at least 51% owned by and which is controlled by such partner (or is at least 51% owned by and under common control with such partner) or (b) any family member (i.e. children, parents or spouse) or trust having a family members as the sole beneficiaries, in connection with estate planning purposes. Mortgagor shall notify Mortgagee in writing of any such change within thirty (30) days after each such transfer of partnership interests in Mortgagor, it being agreed and understood that any transfer as permitted herein shall not release any current partner(s) from its/their liabilities and obligations under the Security Documents. Moreover, notwithstanding the foregoing, provided that no default exists under the Security Documents (or circumstances which with the giving of notice or the passage of time would constitute a default or an Event of Default under the Security Documents), the current partners of Mortgagor may transfer, in a one-time transaction, their interests in Mortgagor to unaffiliated third parties provided that (i) at least thirty (30) days prior to the anticipated transfer, Mortgagor gives notice to Mortgagee of the proposed transfer, together with all documentation effecting such transfer and all information, financial, background and otherwise, regarding the proposed transferees and such proposed documentation and such proposed transferees are reasonably acceptable to Mortgagee, (ii) Philip Pilevsky or a wholly owned and controlled affiliate of Philip Pilevsky continues to own at least a 40% interest in Mortgagor and continues to control the operation of Mortgagor and Sheila Levine, Philip Pilevsky or a wholly owned and controlled affiliate of Sheila Levine or Philip Pilevsky continues to own the entire stock of the sole general partner of Mortgagor, Palm Mile Corp., (iii) either (x) Philips International (as currently owned and controlled), (y) Westbild Holdings Ltd. (as currently owned and controlled) or (z) another manager approved by Mortgagee in its sole and absolute discretion manages the Property, (iv) Mortgagor provides to Mortgagee such documents, instruments and other items such as title endorsements and legal opinions, as Mortgagee may reasonably require to permit the transfer, it being agreed and understood that any transfer as permitted herein shall not release any current partner(s) from its/their liabilities and obligations under the Security Documents, and (v) Mortgagor pays all third party fees and expenses incurred in connection with the transfer, including reasonable attorneys fees and costs. Moreover, notwithstanding the foregoing, Mortgagee shall consent to a transfer of the Property to a real estate investment trust or operating partnership that has a real estate investment trust as its general partner (such entity, a "REIT"), provided that (i) Philip Pilevsky and his current partners and/or employees constitute the majority of the members of the governing board of the REIT as officers and/or directors of the REIT, (ii) that Philip Pilevsky at the time of transfer has a substantial ownership interest in the REIT, as determined by Mortgagee, it being agreed that nothing contained in this Section 9 shall restrict the conversion of operating partnership interests in the REIT to REIT shares, (iii) copies of all documentation effecting the transfer shall be delivered to Mortgagee for its approval, which shall not be unreasonably withheld, at least 30 days before the proposed transfer, (iv) all financial and other information regarding the structure and composition of the REIT is delivered to Mortgagee in such detail as is reasonably acceptable to Mortgagee at least 30 days before the proposed transfer and the financial statements of the REIT indicate a total debt (both secured and unsecured) owing by the REIT as of the date of the transfer of not greater than 60% of the value of the properties owned by the REIT as reasonably demonstrated to and/or estimated by

Mortgagee (the "Debt/Value Ratio") and the financial statements are otherwise acceptable to Mortgagee, (v) that after the transfer of the Property to the REIT, the REIT shall be bound by the provisions of Section 9(A) and 9(B), without the benefit of any rights to transfer or encumber the Property otherwise permitted in Section

9(C), (vi) Mortgagor provides to Mortgagee an endorsement to the title policy insuring the lien of the Mortgage, confirming that the lien and the lien priority of the Mortgage is unaffected by the transfer, and such modifications to the existing loan documentation and such other items, including a substantive nonconsolidation opinion, as Mortgagee may reasonably require, (vi) Mortgagor pays all third party fees and expenses incurred by Mortgagee in connection with the transfer, including attorneys fees and costs and (vii) Mortgagor pays to Mortgagee a transfer fee of $100,000.

     Section 10. Assignment of Leases and Rents.

     10.1. Assignment. As further and additional security for the due performance and observance of the covenants and conditions to be performed and observed by Mortgagor under the provisions of the Note and Mortgagor under this Mortgage, Mortgagor hereby assigns and transfers to Mortgagee (a) all Mortgagor's right, title and interest in and to all Leases, and (b) the immediate and continuing right to collect and receive all of the Rents payable to Mortgagor pursuant to each Lease; provided, that Mortgagor shall have a license, terminable by Mortgagee upon the occurrence of a default or event which with the passage of time or notice or both would constitute an Event of Default, to collect any or all of the Rents when due, to hold them as a trust fund for the sole benefit of Mortgagee, and before using the Rents for any other purpose, to apply them to pay in such order and at such times as Mortgagee shall elect
(1) any Assessment having priority over the lien created by this Mortgage, (2) the premiums for insurance which Mortgagor is obligated to pay pursuant to the terms of this Mortgage, (3) the principal of (prepayment premium, if any), interest on the Indebtedness and any other sums then due and secured by this Mortgage, and (4) any other expense or cost which Mortgagor is obligated to pay under the terms of this Mortgage. Upon the occurrence of default, which with the passage of time or notice or both would constitute an Event of Default hereunder, the license granted to Mortgagor hereunder shall be automatically and immediately revoked. Upon the revocation of such license, Mortgagee may notify all tenants under the Leases that Mortgagee will thereafter collect all Rents directly and not through Mortgagor. The foregoing general assignment of Leases and Rents shall have priority over any future specific assignment of any of the Leases and the Rents to any person other than Mortgagee.

     10.2. Approval. Mortgagor agrees that it will not enter into any leases without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole and absolute discretion. Notwithstanding the foregoing, if a proposed lease (i) is on a standard form approved by Mortgagee without material variation therefrom, (ii) is for a term of seven (7) years or less, (iii) provides for rent in an amount not less than $14 per square foot, plus its full pro rata share of estimated common area maintenance and real estate taxes, (iv) is for an area of less than 14,000 square feet and (v) is with a bona fide tenant that is not an affiliate of Mortgagor, such lease may be entered into without Lender's prior written approval. Mortgagor further covenants and agrees to assign and transfer to Mortgagee any and all future leases upon all or any part of the Property and to execute and deliver, at the request of Mortgagee, all such further assurances and assignments with respect thereto as Mortgagee shall from time to time require.

     10.3. Subordination. Mortgagee may require that any or all of the Leases now or hereafter affecting the Property be made subject, subordinate, junior and inferior in all respects to the lien of and provisions contained in the Mortgage. Any agreement to pay leasing commissions (a) shall provide that the obligation to pay such commissions will not be enforceable against any party other than the party who entered into such agreement, (b) shall be subordinate to the Mortgage, and (c) shall not be enforceable against Mortgagee. Mortgagee shall be furnished with evidence of the foregoing satisfactory to it in form, scope and substance.

     Section 11. Condemnation.

     11.1. Right to Contest. Mortgagee may, at its option, in its own name (a) appear or proceed in any Condemnation proceeding, and (b) make any compromise or settlement thereof. Mortgagor shall give Mortgagee immediate notice of the initiation of any Condemnation, and a copy of every paper served in any Condemnation. Upon request, Mortgagor shall make, execute and deliver to Mortgagee, free, clear and discharged of any encumbrance of any kind whatsoever, such further assignments and every other instrument deemed necessary, in Mortgagee's discretion, validly and sufficiently to assign each such Award to Mortgagee (including the assignment of any Award from the United States Government at any time after the allowance of any claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof) for any permanent or temporary Condemnation.

     11.2. Application of Award. Mortgagor hereby agrees that all Awards paid by reason of a Condemnation, whether the rights to such Award or under such Condemnation accrued before or after the date of this Mortgage, are hereby assigned and shall be paid directly to Mortgagee, or if any such Award is received by Mortgagor, same shall be paid over to Mortgagee within five (5) days of Mortgagor's receipt thereof, and Mortgagee shall apply the Award as follows, in the order of priority indicated: (a) to reimburse Mortgagee for all costs and expenses, including attorneys fees incurred in connection with the collection of the Award; (b) to the payment of accrued and unpaid interest on the

Note; (c) to the prepayment of the last maturing installments of unpaid principal on the Note; (d) to the payment of the balance of the unpaid Indebtedness; and (e) the balance, if any, of the Award to Mortgagor. If the Property is sold at any foreclosure proceeding brought under this Mortgage before Mortgagee's receipt of any such Award, Mortgagee shall have the right to receive out of such Award the difference between the proceeds derived from such sale and the amount of the Indebtedness secured hereby and all interest and other amounts accruing hereunder, whether or not a deficiency judgment on this Mortgage has been sought, recovered or denied, plus any attorneys' fees, costs and disbursements incurred by Mortgagee in collecting such Award.

     Notwithstanding the foregoing, if Mortgagor is not in default under the Security Documents and if no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default thereunder, and if (A) condemnation proceeds are less than twenty percent (20%) of the original principal balance of the Loan and the Other Loan or (ii) the current Major Leases and/or affected leases require the repair and restoration of the Improvements, such proceeds shall be paid to Mortgagee and be held in trust and used for the purposes of restoring the Property; provided, however, that Condemnation Proceeds in the amount of $200,000 or less shall be paid directly by the condemning authority to Mortgagor for purposes of properly restoring the Improvements and Mortgagor shall provide evidence of such restoration to Mortgagee. As a condition for the release of any condemnation proceeds by Mortgagee to Mortgagor, Mortgagor shall also comply with each of the following:
(i) the contractor restoring the Property shall be reasonably acceptable to Mortgagee and payment of all obligations arising from such restoration shall be in amounts reasonably acceptable to Mortgagee; (ii) the final plans and specifications for such restoration shall have been reviewed and approved in writing by Mortgagee and all restoration shall be performed pursuant to such plans and specifications; (iii) Mortgagee shall be entitled, at the expense of Mortgagor, to consult with architects, engineers and such other professionals as the Mortgagee deems necessary to determine the total costs of restoring the Property; (iv) Mortgagee shall be in receipt of a certificate from an engineer satisfactory to Mortgagee stating that the Improvements are capable of being repaired or restored within twelve (12) months after the Condemnation; (v) Mortgagee shall have received evidence that the applicable tenants' leases for the damaged space, or any other space, have not and will not terminate, (vi) projected stabilized net cash flow, as determined by Mortgagee, after completion of the restoration will be at a level at least reasonably equal to the level immediately preceding such condemnation and such net cash flow provides for a debt coverage ratio of 1.45 to 1 with respect to the Loan and the Other Loan as determined by Mortgagee; and (vii) the Condemnation occurs before the seventy-second (72nd) month following the disbursement of the Loan.

     To the extent that the engineer's certificate indicates that the amount of Award will not be sufficient to repair or restore the Property, Mortgagor shall pay, prior to the disbursement of any insurance proceeds, the amount of such deficit to Mortgagee to be held in trust. If Mortgagor is unable to satisfy all of the foregoing conditions, or if the Property is not fully restored within one year, the Award shall be applied towards the reduction of the principal balance of the Loan or towards repair and restoration, as Mortgagee shall elect in its sole and absolute discretion. If Mortgagor is in default under the Loan Documents or, if any event has occurred with which, the giving of notice or the passage of time, or both, would constitute a default, Mortgagee shall have the option of applying all condemnation proceeds to the curing of the default or to the reduction of the principal balance of the Loan or both.

     Section 12. Payment of Mortgagee's Costs.

     12.1. If Mortgagee incurs or expends any sums, including attorneys' fees, in any action at law or in equity or in any other proceeding, to sustain the lien of this Mortgage or its priority, to protect or enforce any of its rights hereunder, to perform any of Mortgagor's covenants hereunder, or to recover any of the Indebtedness, all such sums so advanced or paid by Mortgagee, together with interest thereon at the Default Rate, shall be (a) paid to Mortgagee by Mortgagor immediately upon its receipt of notice and demand therefor, (b) a lien upon the Property before any right or title to, interest in, or claim upon the Property which is subordinate to the lien of this Mortgage, and (c) secured by this Mortgage and evidenced by the Note. In any action or proceeding to foreclose this Mortgage or to recover or collect the Indebtedness secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant.

     12.2. Mortgagor shall save Mortgagee harmless from all expenses
(including, by way of example rather than of limitation, those of attorneys' fees and disbursements and of any title search, continuation or abstract, or preparation of survey), incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Mortgagee may be or become a party by reason hereof (including, by way of example rather than of limitation, any bankruptcy, administration or other proceeding in which proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Mortgage), and all money expended by Mortgagee in that regard, together with interest thereon from date of such payment at the Default Rate, shall constitute additional Indebtedness secured hereby and shall be immediately and without notice due and payable by Mortgagor to Mortgagee.

     Section 13. Events of Default. The occurrence of any one or more of the following events shall be deemed an "Event of Default" for purposes of the provisions of this Mortgage and the other Security Documents:

     13.1. If Mortgagor fails to pay any installment of the principal of interest on the Note, or fails to pay any other sum evidenced by the Note or secured by this Mortgage including, without limitation, prepayment premiums, real estate taxes and insurance on or before the fifth (5th) day after which the same becomes due and payable, or if Mortgagor fails to repay the entire Indebtedness on the Maturity Date, as defined in the Note; or

     13.2. If Mortgagor fails to observe or perform any of the terms, covenants or conditions on Mortgagor's part contained in this Mortgage (except a term, covenant or condition in whose observation or whose performance is otherwise specifically dealt with in this Section); and such failure continues for a period of thirty (30) days from the date of such failure, provided however, if Mortgagor has commenced in good faith to cure such default during the aforesaid thirty (30) day period and proceeds with due diligence and continuity to completion of such cure, Mortgagor shall have a maximum of ninety (90) days to cure such default; or

     13.3. If (a) Mortgagor fails to observe or perform any other term, covenant or condition contained in any other Security Document, and such failure continues beyond the permissible grace period, if any, specified in any such Security Document or (b) an Event of Default occurs under any of the other Security Documents; or

     13.4. If Mortgagor fails to pay or perform any obligation contained in any other mortgage, deed of trust, security agreement or other instrument that creates a lien or encumbrance upon the title to the Property, whether superior to or inferior to the lien of this Mortgage, and such failure continues beyond the permissible grace period, if any, specified in any such instrument; or

     13.5. If any representation or warranty made by Mortgagor in any of the Security Documents or any statement or representation made by or on behalf of Mortgagor in any certificate, report or opinion (including legal opinions), financial statement or other instrument proves to be false or misleading in any material respect as of the effective date of such representation or warranty; or

     13.6. If an Act of Bankruptcy occurs with respect to Mortgagor and any petition or proceeding in connection therewith is not dismissed, vacated, discharged, stayed or denied within ninety (90) days; or

     13.7. If Mortgagor shall (a) become generally unable to pay their debts as they become due, or (b) be dissolved as a result of any adversary suit or proceeding; or

     13.8. If (a) any execution or attachment is levied against any or all of the Property and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after it is levied or filed, or (b) an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor adjudicating Mortgagor bankrupt, appointing a receiver, trustee or liquidator of Mortgagor of any or all of the Property, or of all or substantially all of the other assets of Mortgagor and such order, judgment or decree continues in effect for a period of sixty (60) days or is not discharged within ten (10) days after the expiration of any stay thereof; or

     13.9. If any mechanics' liens are established against the Property and are not caused to be discharged or fully bonded against by Mortgagor within thirty
(30) days after it receives notice of the establishment thereof, it being agreed and understood that Mortgagor shall not be required to discharge or bond a mechanic's lien established against the Property if Mortgagor provided to Mortgagee alternate assurances to address the mechanic's lien, such as escrows satisfactory to Mortgagee, it being further agreed and understood that Mortgagor shall be required to discharge or bond such mechanic's lien if in Mortgagee's reasonable opinion, judgment is about to be entered on the mechanics lien or the Property is in danger of being foreclosed;

     13.10. If Mortgagor fails to comply with any requirement of any Governmental Authority having jurisdiction over the Property or Mortgagor within thirty (30) days after notice in writing of such requirement shall have been given to Mortgagor by that Governmental Authority or any longer period expressly permitted by that Governmental Authority; or if any proceeding is commenced or action taken by that Governmental Authority or a private party to enforce any remedy for a violation of any Governmental Authority requirement or any restrictive covenant affecting the Property or any part thereof, and such violation is not corrected within thirty (30) days after such commencement or the taking of such actions; or

     13.11. If, except as provided in Section 9 of this Mortgage, Mortgagor sells, transfers, encumbers, leases or otherwise disposes of, or permits the sale, transfer, encumbrance, lease or other disposal of, in any transaction or series of transactions, all or any portion of the Property without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole and absolute discretion; or

     13.12. If, except as provided in Section 9 of this Mortgage, Mortgagor, without obtaining Mortgagee's prior written consent thereto, which consent may be withheld in Mortgagee's sole and absolute discretion, transfers by merger, sale, consolidation, assignment, operation of law or otherwise any or all of the Property or an interest therein, or the persons who are Mortgagor's shareholders as of the date hereof transfer, assign or hypothecate any stock, partnership or interest in Mortgagor;

     13.13. If any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of the Property or any part thereof, such that Mortgagor's use of the Property as contemplated on the date hereof would be in violation of such restriction or zoning change, unless a variance or other zoning ordinance or restriction permitting the continued use of the Property for such use by Mortgagor and any subsequent purchasers of the Property is obtained prior to the date such change becomes binding upon Mortgagor; or

     13.14. If Mortgagor pursuant to Florida Statutes 697.04(1)b), as amended from time to time, files for record a notice limiting the maximum amount which may be secured by this Mortgage.

     13.15. If any breach of the provisions of Section 22.22 of this Mortgage shall occur.

     13.16. If any default after the expiration of applicable grace or cure periods shall occur under the Other Loan or any documents or instruments now or hereafter entered into in connection therewith.

     Section 14. Mortgagee's Rights Upon Event of Default. If an Event of Default occurs, then Mortgagee may, without further notice to or demand upon Mortgagor or any other party having an interest in the Property, and without regard to the value of the Property held as security for the Indebtedness or the solvency of any person liable for the payment of such Indebtedness, at Mortgagee's option and whether or not electing to declare the whole Indebtedness due and payable, do any or all of the following:

     14.1. Declare the entire Indebtedness which is then unpaid, including any other unpaid sums accruing under the Note, and any other amounts payable under the provisions of this

Mortgage or of any other Security Document, to be, and the Indebtedness, and the Note evidencing the Indebtedness, and all other sums payable hereunder, under the Note or under any Security Document shall thereupon become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Mortgagor, and Mortgagor shall forthwith pay to Mortgagee the entire outstanding Indebtedness and all such other amounts.

     14.2. Terminate the license granted to Mortgagor under the provisions of
Section 10 of this Mortgage and, either personally or by any attorney or agent without bringing any action or proceeding, or by a receiver (who may be an officer, employee or agent of, or attorney for Mortgagee) appointed as permitted in subsection 14.3 hereof, enter upon and take possession of any or all of the Property. Upon such entry, Mortgagee shall have the right (a) to exclude

Mortgagor, and its agents, officers and employees, wholly from the Property, and to have, hold, manage, lease, use, operate and control the Property on such terms and for such periods of time as Mortgagee may deem proper in its sole and absolute discretion, and (b) to collect and receive all Rents, for which this Mortgage shall be sufficient authority whether or not any such Lease or sublease has been assigned to Mortgagee. Upon every such entry, Mortgagee, at the expense of Mortgagor, may from time to time, without resort to judicial process, (i) take such steps and expend such sums as Mortgagee deems necessary to preserve and protect the Property, including without limitation, employment of watchmen or other protective services, (ii) make all necessary and proper repairs, renewals, replacements and useful or required alterations and improvements to the Property as, in Mortgagee's sole and absolute judgment, may be necessary or desirable. Any disbursement of funds for these purposes shall be deemed a disbursement pursuant to this Mortgage and secured hereby. In addition, if Mortgagee disburses any amounts in order to accomplish such purposes, Mortgagor agrees to reimburse Mortgagee for such amount, together with interest thereon at the Default Rate. Mortgagee may, in its sole discretion, terminate or change any action initiated by Mortgagee under this Mortgage, and neither this Mortgage nor any action taken hereunder shall impose any obligation upon Mortgagee to act or continue to act on Mortgagor's or Mortgagor's behalf or otherwise to fulfill any obligation of Mortgagor or Mortgagor.

     After deducting the expenses of or incident to managing and operating the Property, conducting the business thereof, making any repairs, maintenance, renewals, replacements, alterations and improvements thereto, taking and retaining possession of the Property, and keeping it properly insured, Mortgagee may apply the residue of the Rents, if any, to the payment of the following items, in such order or priority as Mortgagee may determine, any statute, law, custom, or use to the contrary notwithstanding (a) any Assessment which may have priority in lien over the lien of this Mortgage, (b) premiums for insurance which Mortgagee deems necessary or desirable, with interest thereon, (c) the interest, prepayment premium, if any, and principal due and secured by this Mortgage, and (d) all costs and attorneys' fees and disbursements incurred in connection therewith.

     14.3. Mortgagee may apply for the appointment of a receiver of the Property or the Rents of the Property, without notice except as explicitly required by law, and shall be entitled to the appointment of the receiver as a matter of right, without consideration of the value of the Property, the solvency of any person liable for the payment of the Note, the ability of Mortgagor to manage the Property or the Rents, or the effect of the receivership on the operation of the Property or Mortgagor's business thereon.

     14.4. Cure any Event of Default without releasing Mortgagor from any obligations therefore under the Note or Mortgagor from any obligations therefore under this Mortgage or any other of the Security Documents.

     14.5. Commence and maintain one or more actions at law or in equity or by any other appropriate proceedings (a) to protect and enforce Mortgagee's legal or equitable rights, whether for the specific performance of any covenant or agreement contained in this Mortgage or the other Security Documents (which covenants and agreements, Mortgagor agrees shall be specifically enforceable by injunctive or other appropriate equitable remedy), or (b) to collect any sum then due hereunder, or (c) to aid the exercise of any power herein granted, or
(d) to institute proceedings for the complete or partial foreclosure of this Mortgage, or (e) to sell, by power of sale or otherwise, upon default hereunder, any or all of the Property, without regard to whether or not any sum secured by this Mortgage is then due and payable, or (f) to enjoin any acts or things which may be unlawful or in violation of the rights of Mortgagee.

     14.6. Have access to and inspect, examine and make copies of the Fiscal Records and any and all accounts and similar data of Mortgagor with respect to the Property.

     14.7. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangements adjustment, composition, seizure of the Property by any Governmental Authority, or other judicial proceedings affecting the Mortgagor, any endorser, comaker, surety, or guarantor of the Indebtedness, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid

Indebtedness at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

     Section 15. Foreclosure/Sale.

     15.1. If any or all of the Property or any estate or interest therein is to be sold under the provisions of this Mortgage, by virtue of a judicial sale or otherwise, such Property or estate or interest therein may at the sole and absolute discretion of Mortgagee be sold at public auction, as an entirety or in one or more parcels or in several interests or portions by one sale or by several sales held at one time or at different times and in any order or manner with such postponement of any such sale as Mortgagee may deem appropriate and without regard to any right of Mortgagor or any other person to the marshalling of assets. Mortgagee shall hold such sale or sales at such time or times and at such place or places, and shall make sales upon such terms and conditions and after such previous public notice as required by law and as Mortgagee may deem appropriate. Mortgagee may bid and become the purchaser at any such sale, and shall, upon presentation of the Note or a true copy thereof at such sale, be credited for the unpaid balance due under the Note and any interest accrued and unpaid thereon, or such portion of such unpaid balance or interest as Mortgagee may specify, against any price bid by Mortgagee thereat. The terms of sale being complied with, Mortgagee shall convey to and at the cost of the purchaser at such sale Mortgagor's interest in so much of the Property as is so sold, free of and discharged from all estate, right, title or interest of Mortgagor at law or in equity, such purchaser being hereby discharged from all liability to see to the application of the purchase money.

     15.1.1. Upon any sale of Mortgagor's interest in any or all of the Property, whether under the assent to a decree or power of sale herein granted, or by other foreclosure or judicial proceedings, Mortgagee shall apply the proceeds of such sale, together with any other sum then held as security hereunder or due under any of the provisions hereof as part of the Property (after paying all expenses of sale, including reasonable attorneys' fees and disbursements and a commission to the party making the sale equal to the commission allowed to trustees for making sales of property under orders or decrees of a court having competent jurisdiction, and all Assessments which Mortgagee deems it advisable or expedient to pay and all sums advanced, with interest thereon, as herein provided) to the payment of the aggregate Indebtedness then secured hereby and interest thereon to the date of payment, paying over the surplus, if any, less the expense, if any, of obtaining possession, to Mortgagor or any person entitled thereto upon the surrender and delivery to the purchaser of possession of the Property.

     Section 16. Surrender of Possession. During the continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude Mortgagor from all or any part of the Property, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Property or any portion thereof which are in its possession for such period and, upon default of any such payment, will vacate and surrender possession of the Property to Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery or possession of property for nonpayment of rent, however designated.

     Section 17. Coordinate Liens. Mortgagor and Mortgagee shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification of this Mortgage, including the execution of substitute mortgages, so as to create two or more liens on the Property in such amounts as may be mutually agree upon but in no event to exceed, in the aggregate, the sum of the Indebtedness. In such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification. Provided, however, Mortgagee shall pay any intangibles tax or documentary stamps that are incurred as a direct result of Mortgagee requiring Mortgagor to sever this Mortgage.

     Section 18. Fiscal Records. As soon as reasonably possible and in any event not later than ninety (90) days after the close of Mortgagor's fiscal or calendar years, Mortgagor shall furnish to Mortgagee a financial statement (to include balance sheet, profit and loss statement, sources and uses of funds statements and cash flow projections), in form and detail satisfactory to

Mortgagee, showing the complete results of the operations of its business for the immediately preceding fiscal or calendar year, certified as true and correct by an independent certified public accountant (who shall have been approved in advance by Mortgagee) and prepared after audit in accordance with generally accepted accounting principles applied on a consistent basis from year to year. Mortgagor shall also furnish to Mortgagee, at the same time as it furnishes such financial statement, a statement certified as true and correct by an officer of the general partner of Mortgagor, in form and detail satisfactory to Mortgagee, listing the Leases then in effect, the space or unit occupied by each tenant, the gross income derived from each such tenant, the term of each such Lease and the security deposit held under such Lease. If any such statement is not received by Mortgagor within the period hereinabove set forth Mortgagee shall be entitled to have the same prepared at Mortgagor's expense by a certified public accountant selected by Mortgagee. Mortgagor shall permit Mortgagee or its representatives to examine the Fiscal Records and all supporting vouchers and data at any time during normal business hours, at

Mortgagor's offices as hereinabove identified or at such other location as the parties may mutually agree upon, and to make copies therefrom. In addition, Mortgagor shall promptly provide to Mortgagee from time to time such other financial information regarding Mortgagor and the Property as Mortgagee shall reasonably require.

     Notwithstanding the foregoing, for so long as title to the Property remains with Palm Springs Mile Associates, Ltd. and there is no default under the Security Documents, or any state of facts which, with the passage of time or giving notice, or both, would constitute a default under the Security Documents or Mortgagor is otherwise notified by Mortgagee, the financial statements, in form and substance satisfactory to Mortgagee, need not be audited and may be certified by the chief financial officer or an authorized general partner of Mortgagor.

     Section 19. Security Agreement. Notwithstanding the agreement and declaration hereinabove expressed that certain articles of personal property form a part of the realty covered by this Mortgage and are appropriated to its use, to the extent that such agreement and declaration may be ineffective and that any of such articles of personal property may constitute goods, this Mortgage shall also constitute a "Security Agreement" within the meaning of the Uniform Commercial Code for the State or Commonwealth where the Property is located and pursuant thereto, and in order better to secure the repayment of the Indebtedness and the performance and observation of the obligations intended to be secured by this Mortgage, Mortgagor does hereby create and grant to Mortgagee, a security interest in and to such part of the personal property not deemed or permitted by law to be fixtures, and the proceeds (cash and non-cash) thereof, including the proceeds of any and all insurance policies in connection therewith. Mortgagee shall have all of the rights with respect to such personal property afforded to it as a secured party by the provisions of the applicable

Uniform Commercial Code, in addition to, but not in limitation of, the other rights afforded Mortgagee by the provisions of this Mortgage. Upon the occurrence of an Event of Default, Mortgagee is hereby authorized and empowered to enter upon the Property or other place where the personal property referred to herein above may be located, without legal process, and to take possession of the personal property without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Florida.

     Section 20. Estoppel Certificates. Mortgagor shall, within fifteen (15) days after Mortgagor's receipt of written request to such effect from Mortgagee, certify to Mortgagee or to any party designated by Mortgagee, by a writing duly acknowledged, the amount of principal and interest then owing under the Note and such other matters as may be reasonably requested by Mortgagee.

     Section 21. Notices. All notices, demands or requests required or permitted by this Mortgage to be given by or to Mortgagor, or Mortgagee (a) shall be in writing, and (b) until otherwise specified in a written notice by the respective parties or any of them, shall be sent to the parties at their following respective addresses:

     21.1. If to Mortgagor:

                                     Palm Springs Mile Associates, Ltd.
                                     c/o Philips International Holding Corp.
                                     417 Fifth Avenue
                                     New York, New York 10016
                                     Attention:  Ms. Sondra Myer


     with a copy to:

                                     Kotite & Kotite LLP
                                     805 Third Avenue
                                     28th Floor
                                     New York, New York 10022
                                     Attention: Edward A. Kotite, Esq.

     21.2. If to Mortgagee:

                                     AIG Life Insurance Company and
                                     American International Life Assurance
                                        Company of New York
                                     c/o AIG Mortgage Finance Company, Inc.
                                     One Chase Manhattan Plaza
                                     57th Floor
                                     New York, New York 10005


                                     Attention: Director of Real Estate
                                                   Investments

     with a copy to:

                                     Battle Fowler LLP
                                     Park Avenue Tower
                                     75 East 55th Street
                                     New York, New York 10022
                                     Attention:  Walter F. Schleimer, Esq. (jtb)


Each such notice, demand or request shall be deemed to have been properly served for all purposes if personally delivered or deposited into the United States Mail registered or certified mail, and return receipt requested, or by Federal Express or other similar overnight delivery service, postage prepaid, to its addressee at its address as set forth hereinabove in this Section. Each such notice, demand or request so mailed by

Mortgagor or Mortgagee shall be deemed to have been received by its addressee on the next business day after the day of mailing.

     Section 22. General.

     22.1. Amendment. This Mortgage may be amended or supplemented only by a written agreement executed and, if necessary, acknowledged by the party against whom enforcement of such amendment or supplement is sought.

     22.2. Applicable Law. This Mortgage and the rights and Indebtedness secured hereby shall, without regard to the place of contract or the place of payment of any sum paid hereunder, be governed by and construed by application of the laws of the State or Commonwealth where the Property is situated.

     22.3. Covenants to Run With Land. The grants, terms, covenants, provisions and conditions hereof shall run with the land and shall be binding upon Mortgagor, its permitted successors and assigns, and any subsequent owner of the Property, and shall inure to the benefit of Mortgagee and its successors or assigns.

     22.4. Time of Essence. Time shall be of the essence of this Mortgage.

     22.5. Headings. The Section and subsection headings herein are for convenience only and shall not affect the construction hereof.

     22.6. Exhibits. Each writing or plat referred to in this Mortgage as being attached hereto as an exhibit or otherwise designated in this Mortgage as an exhibit hereto is hereby made a part of this Mortgage.


     22.7. Severability. Nothing in the provisions of this Mortgage and no transaction related hereto shall operate or be construed to require Mortgagor to make any payment or do any thing contrary to any applicable Legal Requirement. No determination by any court or Governmental Authority that any provision in this Mortgage is invalid, illegal or unenforceable in any instance shall affect the validity, legality or enforceability of (a) any other provision thereof, or
(b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable Legal Requirements.

     22.8. No Limitation of Rights. No right or remedy conferred in this Mortgage upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Mortgage or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Should any right or remedy granted herein be held to be unlawful, Mortgagee shall be entitled to every other right and remedy provided in this Mortgage or by law or in equity.

     22.9. Waiver. Any failure by Mortgagee to insist upon Mortgagor's strict performance of any of its obligations hereunder shall not be deemed to be a waiver of Mortgagee's right to such performance and no waiver, amendment, release or modification of this Mortgage shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Mortgagee. Notwithstanding any such failure, Mortgagee shall have the right thereafter to insist upon Mortgagor's strict performance of any and all of its obligations hereunder. Neither Mortgagor nor any other person now or hereafter obligated for the payment of any or all of the Indebtedness secured by this Mortgage shall be relieved of such obligation by reason of (a) Mortgagee's, or any other person's failure to comply with any request of Mortgagor or to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of the Security Documents, (b) the release, regardless of consideration, of any or all of the Property, or (c) the agreement or stipulation, by any subsequent owner of any or all of the Property and Mortgagee, extending the time of payment or modifying the terms of the Security Documents without the prior written consent of Mortgagor or such other person, and in the event of any such agreement or stipulation, Mortgagor and each such other person shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. In case any proceedings taken by Mortgagee on account of any default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee then and in every such case, Mortgagee and

Mortgagor shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of Mortgagee shall continue as though no such proceeding has been taken.

     22.10. Joint and Several Liability. If there exists more than one Mortgagor, all liabilities under this Mortgage shall be joint and several with respect to the mortgagors.

     22.11. Waiver of Statutory Rights. Mortgagor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called

"Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that Mortgagor may do so under applicable law. Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

     22.12. Usury Laws. This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

     22.13. Sole Discretion of Mortgagee. Except as may otherwise be expressly provided to the contrary, wherever pursuant to the Note, this Mortgage, or the other Security Documents Mortgagee exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of Mortgagee and shall be final and conclusive.

     22.14. Reasonableness. If at any time Mortgagor believes that Mortgagee has not acted reasonably in granting or withholding any approval or consent under the Note, this Mortgage or the other Security Documents, as to which approval or consent either Mortgagee has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require Mortgagee to act reasonably, then Mortgagor's sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by Mortgagor against Mortgagee, to the extent such equitable relief is available to Mortgagor. Mortgagee agrees that injunctive relief and specific performance are necessary and appropriate remedies if Mortgagee has not acted reasonably in the circumstances set forth in this Section, to the extent such equitable relief is available to Mortgagor.

     22.15. Authority. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, warrant, assign, confirm and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

     22.16. Assignability. This Mortgage and the other Security Documents may be assigned by Mortgagee at any time and from time to time, and shall inure to the benefit of and be enforceable by Mortgagee and its successors and assigns and any other person or entity to whom Mortgagee may grant an interest in Mortgagor's obligations to Mortgagee, and shall be binding and enforceable against Mortgagor and Mortgagor's successors and assigns. Mortgagor agrees that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Mortgagor or the Property may be exhibited to and retained by any assignee or prospective assignee of Mortgagee or participant or prospective participant of Mortgagee. Mortgagor shall cooperate with Mortgagee to effect any assignment of or participation in the Loan, which cooperation shall include Mortgagor's agreement, at its own cost and expense, to split the Note, this Mortgage or the other Security Documents into one or more separate portions evidenced by one or more notes and secured by one or more mortgages; provided, however, Mortgagee shall pay any intangibles tax or documentary stamps that are incurred as a direct result of Mortgagee requiring Mortgagor to sever this Mortgage.

     22.17. Offsets, Counterclaims and Defenses. Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which Mortgagor may have against any assignee of this Mortgage and the Note other than such offsets, counterclaims or defenses of which assignee has actual knowledge, and no such offset, counterclaim or defense shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor it being agreed and understood that Mortgagor may pursue its rights and remedies with respect to claims against the original mortgagee to the extent permissible under this Mortgage and the other Security Documents.

     22.18. Documentary Stamps. If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Note or this Mortgage, Mortgagor will pay for the same, with interest and penalties thereon, if any.

     22.19. Exculpation. Anything contained in any provision of the Note or this Mortgage to the contrary notwithstanding, if any foreclosure proceeding is brought under the provisions of this Mortgage or otherwise to enforce the provisions of the Note or this Mortgage or if Mortgagor is otherwise in default in performing its obligations under the Note, Mortgagee shall not be entitled to take any action to enforce any money judgment in personam or any deficiency decree against Mortgagor or any general or limited partner of Mortgagor, or any director, officer, shareholder, employee or representative of Mortgagor or any partner directly or indirectly comprising Mortgagor, it being understood and agreed by Mortgagee's acceptance of the delivery of the Note that just recourse hereunder and under this Mortgage shall be limited to the enforcement of the lien created by this Mortgage and to the collateral and other security held by Mortgagee; provided, that nothing in the provisions of this Section shall be deemed to alter or impair the enforceability of the rights and remedies of Mortgagee under the Note or under any of such provisions of the Mortgage or the other Security Documents, against the Property, or against any other property which may from time to time be given to Mortgagee as security for the performance of Mortgagor's obligations under the Note or under the provisions of this Mortgage or any other Security Document.

     Notwithstanding the foregoing, the provisions of this Section shall be null and void and of no force and effect and Mortgagor and Philip Pilevsky, shall be fully liable for, and subject to, judgments and deficiency decrees arising from and to the extent of any loss suffered by Mortgagee as a result of (a) Mortgagor, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Mortgagor or any partner directly or indirectly comprising Mortgagor, misapplying any Condemnation Awards or Casualty Proceeds (as defined in the Mortgage), (b) any act of fraud or material breach of any material representation or warranty of Mortgagor, its general partner, its limited partner, or any director, officer, shareholder, partner, employee or representative of Mortgagor or any partner directly or indirectly comprising Mortgagor, contained in the Security Documents or any other agreement, certificate or instrument delivered pursuant to or in connection therewith, (c) Mortgagor, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Mortgagor or any partner directly or indirectly comprising

Mortgagor, collecting Rents and other payments payable to Mortgagor pursuant to any Leases in advance or failing to apply the same in the manner and for the purposes provided in the Security Documents, (d) Mortgagor, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Mortgagor or any partner directly or indirectly comprising Mortgagor, misapplying any security deposits paid by tenants at the Property, (e) except during any time that Mortgagee or a receiver has taken possession of the Property, if the gross revenues from the Property when and as collected are sufficient to pay any portion of the Indebtedness, operating and maintenance expenses, insurance premiums or other sums required by the Security Documents next due, and Mortgagor, its general partner, its limited partner or any partner directly or indirectly comprising Mortgagor, fail to make such payments or deposits when due, (f) Mortgagor failing to comply with the provisions of
Section 1.3.12. of the Mortgage relating to Hazardous Materials, or failing to indemnify Mortgagee with respect to any liability arising in connection with same, as required thereunder, or (g) any diminution in value of the Property or other collateral or security for the Loan evidenced hereby, arising from the intentional waste (either actual or permissive, financial or otherwise), or any waste arising following a default of Mortgagor, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Mortgagor or any partner directly or indirectly comprising Mortgagor. Further, notwithstanding anything to the contrary set forth in the Note, this Mortgage or the other Security Documents, nothing contained in the Note, this Mortgage or the other Security Documents shall be deemed to limit, vary, modify, qualify or amend any obligation owed to Mortgagee under any guaranty or indemnification agreement executed and delivered in connection with the Loan, including, without limitation, the personal recourse obligations of Mortgagor, its general partner and Philip Pilevsky under the Hazardous Materials Agreement.

     22.20. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of the indebtedness that may be secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed $50,600,000 plus interest thereon, and any disbursements made for the payment of taxes, levies, insurance or the completion of any improvements on the Property, with interest on such disbursements at the Default Rate.

     22.21. Spreader Agreement. The lien and effect of this Mortgage is hereby spread so that this Mortgage shall also constitute a valid first lien on the Additional Land, and the Additional Land shall constitute a part of the "Land"

as defined
herein. The Note is secured by this Mortgage as spread hereby as a first lien on the Property. The lien of this Mortgage is paripassu with the lien of that certain Amended and Restated Mortgage, Assignment of Leases, Security Agreement and Spreader Agreement dated the date hereof which secures the Other Loan.

     22.22. WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND MORTGAGEE BY ITS KNOWINGLY AND VOLUNTARY ACCEPTANCE OF THIS MORTGAGE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE NOTE, THIS MORTGAGE OR OTHER SECURITY DOCUMENTS.

     22.23. Additional Covenants Regarding Other Mortgagor Properties. Mortgagor represents that Mortgagor owns the Other Mortgagor Properties in addition to the Property. Unless Mortgagee consents otherwise in writing, which consent shall be given or denied in the sole and absolute discretion of Mortgagee, Mortgagor shall cause the debt on the Other Mortgagor Properties to be no greater than 75% of the value of the Other Mortgagor Properties. Unless otherwise agreed to by Mortgagee, all debt on the Other Mortgagor Properties shall be conventional institutional financing, defined as interest only or amortizing debt without any participation or equity features. The value of the Other Mortgagor Properties shall be determined by an MAT appraiser reasonably acceptable to Mortgagee. The determination as to whether the test set forth in this Section as to loan to value with respect to the Other Mortgagor Properties is met shall be made on every date that the Other Mortgagor Properties (or either component of the Other Mortgagor Properties) are refinanced.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage the day and year first above written.


                                        PALM SPRINGS MILE ASSOCIATES, LTD, a
                                        Florida limited partnership


                                        By:  Palm Mile Corp., a New York
                                             corporation, its general partner


                                         By: /s/ SONDRA MYER
                                             ------------------------
                                             Name: Sondra Myer
                                             Title VP




Witnesses:

/s/ KIMBERLY A. GRISSO
-------------------------------
     Print Name: Kimberly A. Grisso

/s/ SEAN JEFFRIES
-------------------------------
     Print Name: Sean Jeffries

STATE OF NEW YORK             )
                              )        SS:
COUNTY OF NEW YORK            )

     The foregoing instrument was acknowledged before me this 13th day of February, 1997, by Sondra Myer, as Vice President of Palm Mile Corp., a New York corporation, on behalf of PALM SPRINGS MILE ASSOCIATES, LTD., a Florida limited partnership, on behalf of the limited partnership who is personally known to me or who has produced a drivers license as identification.


                                             /s/ MELISSA B. BUTCHEN
                                             ----------------------------------
                                             NOTARY PUBLIC

                                             Print Name:
                                                         ----------------------
                                             Serial No.:
                                                         ----------------------

My Commission Expires:

                                          MELISSA B. BUTCHEN
                                   Notary Public State of New York
                                             No.01BU5043995
                                       Qualified in Nassau County
                                    Commission Expires May 22, 1997

                             RENEWAL PROMISSORY NOTE

$25,300,000                                                 Dade County, Florida
                                                               February 14, 1997


     FOR VALUE RECEIVED, PALM SPRINGS MILE ASSOCIATES, LTD., a Florida limited partnership (hereinafter referred to as "Maker"), hereby promises to pay to AIG LIFE INSURANCE COMPANY, a Delaware corporation and AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK, a New York corporation (hereinafter collectively referred to as "Payee"), or order, the principal sum of TWENTY-FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($25,300,000), together with interest thereon from and including the date of this Note to and including the date this
Note is paid in full calculated in the manner hereinafter set forth.

     1. Definitions. The following terms as used in this Note shall have the following meanings:

          (i) The term "Business Day" means a day other than a Saturday, Sunday or bank holiday in the State of New York and observed as such by Payee.

          (ii) The term "Default Rate" shall mean the lesser of (i) eighteen (18%) percent per annum or (ii) the highest rate of interest permitted under the laws of the State of Florida.

          (iii) The term "Interest Rate" shall mean the rate of 7.83% per annum. The Interest Rate shall be calculated on the basis of a 360 day year and a 30 day month, except that interest payable on the first day of the first calendar month following the date hereof shall be based on the actual days elapsed from and including the date hereof, to, but not including, the first day of the first calendar month following the date hereof.


--------------------------------------------------------------------------------
THIS NOTE RENEWS AND RESTATES IN FULL, AS PROVIDED HEREIN, THAT CERTAIN RENEWAL NOTE (COMPONENT NO. 1) DATED THE DATE HEREOF, IN THE PRINCIPAL SUM OF $25,300,000.00 GIVEN BY MAKER TO PAYEE, UPON WHICH NO ADDITIONAL DOCUMENTARY STAMP TAXES OR NONRECURRING INTANGIBLE PERSONAL PROPERTY TAXES ARE PAYABLE AND EVIDENCES A QUALIFYING RENEWAL UNDER SECTION 201.09, FLORIDA STATUTES, AND
SECTION 199.145(4) (A), FLORIDA STATUTES. ALL DOCUMENTARY STAMP TAXES AND NONRECURRING INTANGIBLE PERSONAL PROPERTY TAXES HAVE BEEN PAID UPON THE MORTGAGES DESCRIBED ON EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

          (iv) The term "Loan" shall mean the loan in the principal sum of $25,300,000 made by Payee to Maker, which Loan is evidenced by this Note and is secured by the Mortgage and the Other Loan Documents.

          (v) The term "Maturity Date" shall mean February 1, 2004.


          (vi) The term "Mortgage" shall mean a certain Amended and Restated Mortgage, Assignment of Leases, Security Agreement and Spreader Agreement dated the date hereof given by Maker to Payee covering the fee estate of Maker in the Property and intended to be duly recorded in the Public Records of Dade County, Florida.

          (vii) The term "Property" shall mean certain real and personal property located in Hialeah, Dade County, Florida, as more particularly described in the Mortgage.

          (viii) The term "Other Loan Documents" shall mean all and any of the documents other than this Note and the Mortgage now or hereafter executed by Maker, or any of its partners, or others, and by or in favor of Payee, which are now or hereafter entered into in connection with this Note.

          (ix) The term "Other Loan" shall mean a loan in the sum of up to $17,100,000 made by Payee to Maker secured by the Property.

          (x) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

     2. Interest Rate; Payments. Subject to the terms and provisions of this Note hereinafter set forth, interest on the Principal Balance shall accrue at the Interest Rate. Interest on the Principal Balance from and including the date hereof through and including the last day of this month shall be paid on the first day of the first calendar month following the date hereof. Equal consecutive installments of interest and a portion of the Principal Balance owing under this Note in an aggregate amount equal to ONE HUNDRED NINETY-TWO THOUSAND FOUR HUNDRED TWENTY-NINE 00/100 DOLLARS ($192,429) (the "Installment Amount") each shall be due and payable on the first day of the second calendar month following the date hereof and on the first day of each calendar month thereafter to and including the Maturity Date (each such day an "Installment Due Date"). Subject to Section 6 of this Note, each installment of interest and a portion of the Principal Balance owing under this Note shall be applied first to the payment in full of interest accrued and unpaid on the Principal Balance calculated in the manner herein set forth and then in reduction of the Principal Balance.

     3. Maturity. This Note shall mature and the entire unpaid Principal Balance, all accrued and unpaid interest thereon and all other sums evidenced by this Note shall be due and payable on the Maturity Date (if not paid earlier or accelerated by reason of a default).

     4. Method of Payment. The Principal Balance, accrued interest and all other sums evidenced by this Note are payable in lawful money of the United States which is legal tender for the payment of all debts and dues, public and private, at the time of payment.


     5. Manner of Payment. Maker shall make all payments of the Principal Balance, accrued interest or other sums payable on this Note either (i) during regular business hours at the office of Payee at One Chase Manhattan Plaza, 57th Floor, New York, New York 10005 or at such other place as Payee may from time to time designate in writing, or (ii) by wire transfer in immediately available funds, as directed and set forth by Payee from time to time, provided, however, that any payment of principal, interest or other sums payable on this Note received by Payee at such office or such other place, or deposited into Payee's account by wire transfer, as applicable, after eleven o'clock a.m. on any day shall be deemed to have been received by Payee on the next Business Day thereafter. Any payment tendered other than in coin or currency as set forth above shall be accepted by Payee subject to collection.

     6. Application of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing Payee, next to accrued interest, and then to the Principal Balance, or during the continuance of any default under this Note, the Mortgage or the Other Loan Documents in such other order or proportion as Payee, in its sole discretion, may determine.

     7. Default Interest Rate; Late Payments.

     (a) If any payment due hereunder is not paid on or before the fifth (5th) day after the date on which the same is due and payable, such payment shall continue as an obligation of Maker, with interest thereon from the due date of such payment until paid in full at the Default Rate. From and after the earlier to occur of the Maturity Date of this Note or the date the indebtedness owing under this Note is accelerated by Payee, the entire unpaid Principal Balance and all unpaid interest accrued thereon and all other sums evidenced by this Note shall bear interest at the Default Rate.

     (b) In addition, Maker shall pay (a) a late charge in an amount equal to five percent (5%) of any sum which is not paid on or before the fifth (5th) day after the date on which the same is due and payable, and (b) all costs of collection, including reasonable attorneys' fees and disbursements if this Note is referred to an attorney after the occurrence of a default.

     8. Waivers. Maker hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, valuation and appraisement, presentment of this Note for payment, protest and demand, dishonor and notice of protest, demand or dishonor and nonpayment under this Note, and agrees that, without giving notice to or obtaining the consent of Maker or any other person, Payee may extend the time of payment, release any party liable for any obligation hereunder, release any of the security for this Note, accept other security therefor, and otherwise modify the terms of payment of any or all of the debt evidenced by this Note, with or without having been requested to do so by any other person liable hereon, and such consent shall not alter nor diminish the liability of Maker or any other person hereunder, except if and to the extent that Payee may otherwise agree with, respectively, Maker or such other person, expressly and in writing.

     9. Prepayment.

     (a) Maker is granted the privilege to prepay this Note in whole but not in part at any time during the period commencing on March 1, 1998 ending on February 1, 2004 (or the extended Maturity Date as provided in Section 30 of this Note), upon at least fifteen (15) days' prior irrevocable written notice to Payee. Any prepayment shall be made only on an Installment Due Date and shall be at a prepayment price equal to the then outstanding Principal Balance, together with unpaid interest thereon accrued to the date fixed for prepayment, plus any other sums then due and payable to Payee and accompanied by a prepayment fee equal (i) to the amount prepaid multiplied by (ii) the difference in yield between the outstanding Principal Balance of the Loan at the then current Interest Rate and a Treasury Note in the amount of the prepayment proceeds with a term equal to the remaining term of the Loan, or if no Treasury Note of equal term is available, based upon an interpolation of the yield of Treasury Notes having the next longer and the next shorter term multiplied by (iii) the number of days remaining through the Maturity Date, divided by 360. Such method of computation as aforesaid is hereinafter referred to as the "Treasury Note Yield." If prepayment is made pursuant to this Section 9, then the remaining term of the Loan shall be the length of time between the prepayment date and the Maturity Date. The calculation of the Treasury Note Yield will be determined by reference to the yield quoted in the Federal Reserve Weekly Release H15 (or its successor or replacement publication if said Weekly Release H15 is no longer issued or published at such time) for the date that is two weeks prior to the prepayment date.

     (b) Notwithstanding the provisions of Section 9(a) above, if the acceleration of the indebtedness owing under this Note after the occurrence of an Event of Default (as such term is defined in the Mortgage) occurs at any time from the date hereof to but not including March 1, 1998, a tender of payment of all or part of the outstanding Principal Balance shall constitute an evasion of the prepayment terms under this Note and shall be deemed to be a voluntary prepayment under this Note, and such prepayment, to the extent permitted by law, shall include a prepayment premium in an amount equal to one (1%) percent of the then outstanding Principal Balance plus the Treasury Note Yield. Any prepayment occurring from and after March 1, 1998 after the occurrence of an Event of Default shall be accompanied by a tender of the applicable prepayment premium specified in Section 9(a) above. Upon an acceleration or other exercise of remedies by Payee under the Mortgage after the occurrence of an Event of Default, the Indebtedness evidenced by this Note shall include the prepayment premium that would have been payable if Maker had tendered the sums set forth in this Note.


     (c) The prepayment fee set forth in Sections 9(a) and 9(b) shall be due and payable whether such prepayment is voluntary or involuntary, including but not limited to prepayment resulting from a default and the acceleration of the indebtedness, or any tender of payment by or on behalf of Maker of an amount necessary to satisfy all of the indebtedness and Maker's obligations hereunder or the obligations under the Mortgage made at any time before or at any foreclosure sale or sale pursuant to the power of sale contained in the Mortgage.

     (d) Notwithstanding the provisions of Sections 9 (a), 9(b) and 9(c) above, no prepayment premium shall be due to the extent Payee applies the proceeds from a Condemnation or Casualty (both as defined in the Mortgage) to repayment of this Note in accordance with the provisions of the Mortgage. Such payments shall be applied in accordance with Sections 5.5 and 11 of the Mortgage.

     (e) Notwithstanding the foregoing, Maker may prepay the Loan in full, but not in part, without a prepayment premium, at any time within ninety (90) days preceding the Maturity Date, upon at least fifteen (15) days' prior written notice thereof to Payee.

     (f) All payments hereunder shall be applied first to late charges and other fees, costs and charges, if any, next to accrued and unpaid interest, and the remainder against the Principal Balance.

     (g) Except as expressly set forth in this Section 9, Maker will not be entitled to prepay this Note in full or in part.

     (h) Notwithstanding the foregoing, Maker may not prepay the Loan without also prepaying the Other Loan.

     10. Payment of Costs. If, after any default hereunder, under the Mortgage or under the Other Loan Documents, any suit or action is instituted to collect any or all of the Principal Balance, any interest accrued thereon or any other sums due under the provisions of this Note, or if this Note is placed in the hands of an attorney for collection, or if any other action is taken by Payee with the desire to or in an attempt to collect the sums owing under this Note, the Mortgage or the Other Loan Documents or otherwise pursuing rights and remedies available under this Note, the Mortgage or other Loan Documents, including, without limitation, conversations or written correspondence with Maker, Maker hereby agrees to pay all costs thereby incurred by Payee, including that of reasonable attorneys' fees and disbursements, all of which shall be added to and become part of the debt evidenced hereby.

     11. Security. This Note is given to evidence a loan in the amount of $25,300,000 made to Maker by Payee (Maker's receipt of which from Payee is hereby acknowledged), and is secured by the Mortgage. This Note renews and restates that certain Renewal Note (Component No. 1) of even date from Maker to First Union National Bank of North Carolina, a national banking association ("FUNB"), said Renewal Note (Component No. 1) having been assigned and endorsed by FUNB to Payee pursuant to that certain Allonge to Renewal Note (Component No.
1) of even date and that certain Assignment of Mortgage Instruments of even date. The Mortgage contains a more particular description of the real and personal property, equipment and fixtures covered by the Mortgage, provisions for the acceleration of indebtedness evidenced by this Note upon the occurrence of an Event of Default and provisions setting forth the rights of Payee in respect of such security and certain other rights and remedies, all of which are incorporated in this Note by reference to the same extent and with the same force and effect as if they were fully set forth herein.

     12. Acceleration. Upon the occurrence of any default under this Note or Event of Default under the Mortgage, the Principal Balance, together with all unpaid interest accrued thereon and all other sums evidenced hereby or secured by the Mortgage, shall at Payee's option become immediately due and payable.

     13. Applicable Law. This Note shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

     14. Joint and Several Liability. If there exists more than one Maker, all liabilities and obligations under this Note shall be joint and several with respect to the Makers.

     15. Usury Laws. The Mortgage and this Note are subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance due under this Note at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by law to contract or agree to pay. If by the terms of the Mortgage or this Note, Maker is at any time required or obligated to pay interest on the Principal Balance due under this Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

     16. Time of the Essence. Maker agrees that time is strictly of the essence hereof with respect to each and every provision of this Note.

     17. Notices. Any notice, demand, approval, authorization, consent or request required or permitted by this Note to be given by or to Maker or Payee
(a) shall be in writing, and (b) until otherwise specified in a written notice by Maker or Payee, shall be sent to the parties at their following respective addresses:

     If to Maker:


                            Palm Springs Mile Associates, Ltd.
                            c/o Philips International Holding Corp.
                            417 Fifth Avenue
                            New York, NY 10016
                            Attention:  Ms. Sondra B. Myer

     with a copy to:

                            Kotite & Kotite LLP
                            805 Third Avenue
                            28th Floor
                            New York, New York 10022
                            Attention: Edward A. Kotite, Esq.

     If to Payee:

                            AIG Life Insurance Company and
                            American International Life Assurance
                                Company of New York
                            c/o AIG Mortgage Finance Company, Inc.
                            One Chase Manhattan Plaza
                            57th Floor
                            New York, New York 10005
                            Attention:  Director of Real Estate
                                         Investments

     with a copy to:

                            Battle Fowler LLP
                            75 East 55th Street
                            New York, New York 10022
                            Attention:  Walter F. Schleimer, Esq. (jtb)

Each such notice, demand, approval, authorization, consent or request shall be hand delivered or sent by Federal Express or other reputable courier service or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the above stated address or when delivery is refused, if hand delivered or sent by Federal Express or other reputable courier service and (ii) five (5) business days after being postmarked if sent by registered or certified mail, return receipt requested.

     18. Extensions. The Maturity Date of this Note and any other date by which payment is required to be made hereunder may be extended by Payee from time to time in its sole discretion, without in any way altering or impairing Maker's liability or Payee's rights hereunder.

     19. Estoppel Certificate. Maker agrees to furnish to Payee at any time and from time to time, within fifteen (15) days after written request therefor, a written estoppel certificate, duly executed and acknowledged, setting forth the amount then due under this Note, and whether any claim, offset or defense then exists hereunder, and such other matters as may be reasonably requested by Payee.

     20. Assignability; Other Matters. This Note may be assigned by Payee or any subsequent Payee at any time and from time to time, and shall inure to the benefit of and be enforceable by Payee and its successors and assigns and any other person or entity to whom Payee may grant an interest in Maker's obligations to Payee, and shall be binding and enforceable against Maker and Maker's successors and assigns. Maker agrees that all documentation, financial statements, appraisals and other data, or copies thereof relevant to Maker or the property encumbered by the Mortgage may be exhibited to and retained by any assignee or prospective assignee of Payee or participant or prospective participant in the Loan or any purchaser of all or any portion of the property encumbered by the Mortgage at a foreclosure sale or otherwise. Maker shall cooperate with Payee to effect any assignment of or participation in the Loan. Maker agrees that Payee shall have the right to have this Note, the Mortgage or the Other Loan Documents severed into one or more separate portions evidenced by one or more notes (provided that Maker shall continue to make payments as provided herein to AIG Mortgage Finance Company, Inc. on behalf of Payee, or to such successor thereto as Payee shall designate from time to time) and secured by one or more mortgages, and Maker shall promptly execute all documents necessary, and shall otherwise cooperate with Payee, in connection with effecting such severance, provided that if any additional intangibles tax or documentary stamps are incurred as the direct result of such severance, Payee shall be responsible for the payment of such intangibles tax or documentary stamps.

     21. Invalidity of Any Part. If any provision or part of any provision of this Note shall be for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

     22. Changes to this Note. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.


     23. Obligations Absolute and Unconditional. Maker acknowledges that this Note and Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan. This Note sets forth the entire agreement and understanding of Payee and Maker, and Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note (except for compulsory counterclaims) or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the loan evidenced by this Note in any action or proceeding brought by Payee to collect the indebtedness evidenced by this Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Mortgage and the Other Loan Documents. Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note.

     24. Delay Not Waiver. No delay on the part of Payee in exercising any right or remedy under this Note, the Mortgage or the Other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note, the Mortgage, or the Other Loan Documents.

     25. Personal Jurisdiction. Maker hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Florida, over any suit, action or proceeding arising out of or relating to this Note, and Maker hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any such Florida state or federal court, may be made by certified or registered mail, return receipt requested, directed to Maker at Maker's address indicated in Section 17 of this Note, and service so made shall be complete five (5) days after the same shall have been so mailed. Any agreements of Maker contained in this Section or any rights granted to Payee under this Section are in addition to, and not in lieu of, all rights and remedies available to Payee under applicable law.

     26. Power and Authority. Maker (and the undersigned representative of

Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the indebtedness hereunder constitutes a valid and binding obligation of Maker.

     27. TRIAL BY JURY. MAKER HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS.

     28. Definition of "Payee" and "Maker". Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this Note, the Mortgage, or the Other Loan Documents, in whole or in part, to any other person, party or entity.

     29. Exculpation. Anything contained in any provision of this Note or the Mortgage to the contrary notwithstanding, if any foreclosure proceeding is brought under the provisions of the Mortgage or otherwise to enforce the provisions of this Note or the Mortgage or if Maker is otherwise in default in performing its obligations under this Note, Payee shall not be entitled to take any action to enforce any money judgment in personam or any deficiency decree against Maker or any general or limited partner of Maker, or any director, officer, shareholder, employee or representative of Maker or any partner directly or indirectly comprising Maker, it being understood and agreed by Payee's acceptance of the delivery of this Note that just recourse hereunder and under the Mortgage shall be limited to the enforcement of the lien created by the Mortgage and to the collateral and other security held by Payee; provided, that nothing in the provisions of this Section shall be deemed to alter or impair the enforceability of the rights and remedies of Payee under this Note or under any of such provisions of the Mortgage or Other Loan Documents, against the Property, or against any other property which may from time to time be given to Payee as security for the performance of Maker's obligations under this Note or under the provisions of the Mortgage or any Other Loan Document.

     Notwithstanding the foregoing, the provisions of this Section 29 shall be null and void and of no force and effect and Maker and Philip Pilevsky, shall be fully liable for, and subject to, judgments and deficiency decrees arising from and to the extent of any loss suffered by Payee as a result of (a) Maker, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Maker or any partner directly or indirectly comprising Maker, misapplying any Condemnation Awards or Casualty Proceeds (as defined in the Mortgage), (b) any act of fraud or material breach of any material representation or warranty of Maker, its general partner, its limited partner, or any director, officer, shareholder, partner, employee or representative of Maker or any partner directly or indirectly comprising Maker, contained in the Security Documents (as defined in the Mortgage) or any other agreement, certificate or instrument delivered pursuant to or in connection therewith, (c) Maker, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Maker or any partner directly or indirectly comprising Maker, collecting Rents (as defined in the Mortgage) and other payments payable to Maker pursuant to any Leases (as defined in the Mortgage) in advance or failing to apply the same in the manner and for the purposes provided in the Security Documents, (d) Maker, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Maker or any partner directly or indirectly comprising Maker, misapplying any security deposits paid by tenants at the Property, (e) except during any time that Payee or a receiver has taken possession of the Property, if the gross revenues from the Property when and as collected are sufficient to pay any portion of the Indebtedness (as defined in the Mortgage), operating and maintenance expenses, insurance premiums or other sums required by the Security Documents next due, and Maker, its general partner, its limited partner or any partner directly or indirectly comprising Maker, fail to make such payments or deposits when due, (f) Maker failing to comply with the provisions of Section 1.3.12. of the Mortgage relating to Hazardous Materials (as defined therein), or failing to indemnify Payee with respect to any liability arising in connection with same, as required thereunder, or (g) any diminution in value of the Property or other collateral or security for the Loan evidenced hereby, arising from the intentional waste (either actual or permissive, financial or otherwise), or any waste arising following a default of Maker, its general partner, its limited partner, or any director, officer, shareholder, partner, employee, agent or representative of Maker or any partner directly or indirectly comprising Maker. Further, notwithstanding anything to the contrary set forth in this Note, the Mortgage or the Other Loan Documents, nothing contained in this Note, the Mortgage or the Other Loan Documents shall be deemed to limit, vary, modify, qualify or amend any obligation owed to Payee under any guaranty or indemnification agreement executed and delivered in connection with the Loan, including, without limitation, the personal recourse obligations of Maker, its general partner and Philip Pilevsky under the Hazardous Materials Agreement (as defined in the Mortgage)

     30. Extension Option. Maker shall have the right to request an extension of the Maturity Date of the Loan for an additional period of thirty-six (36) months, and thereby establish an extended maturity date of February 1, 2007 in accordance with the following terms and conditions:

     (a) No later than May 1, 2003 (the "Extension Option Date"), Maker shall notify Payee of Maker's desire to extend the Maturity Date from February 1, 2004 to February 1, 2007. The notice from Maker to Payee to extend the Maturity Date shall be accompanied by a (i) current rent roll for the Property, (ii) a current financial statement in the form required under the Mortgage and other property related information as may be reasonably requested by Payee. The request to extend the Loan shall be accompanied by a request to extend the Other Loan in accordance with the terms and conditions applicable thereto.

     (b) No later than June 1, 2003 (the "Payee Notification Date"), Payee shall notify Maker in writing if a thirty-six (36) month extension of the Maturity Date is available, and, if so, (x) the applicable interest rate index and the rate spread, which rate spread shall be the available rate spread charged by Payee for properties similar to the Property, which would be utilized in setting a revised interest rate for the Loan, all as determined solely by Payee, and (y) the date on which the revised interest rate shall be calculated, which date shall be within five days before or after July 1, 2003 as determined by Payee, (the "Rate Calculation Date") Notwithstanding anything to the contrary contained in this Section 30, Maker shall be entitled to obtain such extension of the original Maturity Date, if the following conditions are fully satisfied, as of the Extension Option Date and the effective date of the extension, in the sole judgment of Payee:

          (i) A minimum of ninety percent (90%) of the total square feet comprising the Improvements (as defined in the Mortgage) shall be occupied by retail tenants that are in full monetary compliance with the terms of arms-length third party leases;

          (ii) For the twelve (12) month period immediately preceding the Payee Notification Date, the operating cash flow from the Property, as determined in accordance with the Payee's standard underwriting guidelines, generates a debt service coverage factor of at least 1.45 to 1 on the aggregate outstanding balance of the Loan and the Other Loan. Such annual debt service payment, for purposes of calculating the debt service coverage under this Section 30 (b) (ii), shall be the then-calculated annual debt service on the extended thirty-six (36) month Loan and Other Loan (assuming that the applicable interest rate for the extension period was (x) the interest rate in effect on the Payee Notification Date or (y) a 10% constant, whichever is higher). An eighteen (18) year amortization schedule shall be used to determine the debt service payments during the extended Loan term.

          (iii) There has been no material adverse change in the financial condition of Maker.

          (iv) There has been no material adverse change in the physical condition of the Property, ordinary wear and tear excepted.

          (v) No Event of Default or default shall have occurred under this

     Note, the Mortgage or Other Loan

     Documents, and no circumstance shall have occurred which, with the giving of notice or passage of time, or both, would constitute a default or Event of Default under this Note, the Mortgage or Other Loan Documents.

          (vi) Payee shall, at its option, have received an updated environmental report which report shall be acceptable to Payee in all respects.

          (vii) There shall be no existing law, rule, regulation, or guideline applicable to Payee, which shall preclude Payee's investment in or origination or modification of mortgage loans.


     (c) Within fifteen (15) days following receipt by Maker of notification from Payee pursuant to Section 30(b) above that an extension of the Maturity Date to February 1, 2007 is available, Maker shall provide written notification to Payee as to whether Maker desires to extend the Maturity Date of the Loan based upon the terms advised by Payee on the Payee Notification Date. If Maker desires to extend the Loan, Maker shall, with said written notification, pay an extension fee to Payee in the amount of $63,250 (the "Extension Fee"), which amount Maker hereby expressly acknowledges to be a reasonable fee for Payee to charge to compensate Payee for its time and effort in evaluating the Loan extension. If Maker extends the Loan, Maker shall concurrently therewith extend the Other Loan in accordance with the terms and provisions pertaining thereto. Upon receipt of Maker's notice and payment of the Extension Fee, Payee shall, pursuant to Section 30(b), lock the interest rate and provide notice thereof to Maker. Maker's acceptance of such terms shall constitute a binding commitment on the part of Maker to extend the Maturity Date of the Loan and the Extension Fee shall be considered earned and non-refundable unless any of the conditions stated in Section 3O(b) above are not satisfied, in the sole judgement of Payee, as of the effective date of the extension, in which event the Extension Fee shall be returned to Maker, less (i) the sum of $10,000 as partial compensation for Payee's review of Maker's extension request and (ii) the amount of any reasonable legal fees and other third-party costs incurred by Payee in connection with the proposed loan extension, and the Loan shall be due and payable in full on the original Maturity Date (i.e., February 1, 2004).

     (d) In the event that Maker shall elect to prepay the Loan after having accepted the terms advised by Payee on the Payee Notification Date (but before the Rate Calculation Date) then Maker shall pay a prepayment fee, in addition to any prepayment fee due through the original Maturity Date in accordance with
Section 9 hereof, in the amount of one percent (1%) of the outstanding balance of the Loan as a condition for obtaining the release of the Mortgage. Any prepayment of the

Loan by Maker on or after the Rate Calculation Date shall be subject to payment of a prepayment fee calculated in the manner described in Section 9 hereof through the extended Maturity Date.

     (e) Payee shall advise Maker in writing of the revised interest rate and revised amortization schedule for the Loan within five (5) days following the Rate Calculation Date. The new "Interest Rate" and "Installment Amount" quoted by Payee shall become the Interest Rate and Installment Amount for the Loan effective from February 1, 2004, without further act or instrument. In confirmation of the foregoing, Maker agrees to execute any and all documentation required by law or in the judgment of Payee's counsel to extend the Maturity Date of the Loan and preserve the lien priority of the Mortgage.

     (f) If Maker shall fail to respond in writing within the time period provided in Section 30 (c) above after receiving notice of the terms of any extension of the Loan from Payee, the Loan shall be due and payable in full on the original Maturity Date without any prepayment penalty.

     (g) From and after the Extension Option Date, Maker agrees to pay all reasonable costs and fees incurred in connection with the extension of the Maturity Date of the Loan, whether or not the Loan is extended, unless due to the fault of Payee, including, but not limited to, Payee's reasonable attorneys' fees, cost of any necessary endorsements to the mortgagee's title insurance policy, recording fees, and other expenses to perfect and insure Payee's lien and security interests.

     31. Effect of Renewal Note. This Note renews and restates in full that certain Renewal Note (Component No. 1) dated of even date herewith in the principal amount of Twenty-Five Million Three Hundred Thousand Dollars ($25,300,000.00) made by Borrower in favor of First Union National Bank of North Carolina, a national banking association ("FUNB"), which note ("FUND Note") was assigned by FUNB to Payee by that certain Assignment of Mortgage Instruments executed by FUNB in favor of Payee of even date herewith. All documentary stamp taxes and nonrecurring intangible personal property taxes have been paid upon the mortgages described on Exhibit A attached hereto and incorporated herein by reference.

     IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note on the day and year first written above.



                              PALM SPRINGS MILE ASSOCIATES, LTD,
                              a Floride limited partnership


                              By:  Palm Mile Corp., a New York
                                   corporation, its general partner


                                   By: /s/ SONDRA MYER
                                      -------------------------
                                      Name:  Sondra Myer
                                      Title: VP

STATE OF NEW YORK             )
                              )        SS:
COUNTY OF NEW YORK            )

     The foregoing instrument was acknowledged before me this 13th day of February, 1997, by Sondra Myer, as Vice President of Palm Mile Corp., a New York corporation, on behalf of the corporation as the general partner of PALM SPRINGS MILE ASSOCIATES, LTD., a Florida limited partnership, on behalf of the partnership (__) who is personally known to me or who has produced drivers license as identification.


                                             /s/ MELISSA B. BUTCHEN
                                             ----------------------------------
                                             NOTARY PUBLIC

                                             Print Name:
                                                         ----------------------
                                             Serial No.:
                                                         ----------------------

My Commission Expires:

                                          MELISSA B. BUTCHEN
                                   Notary Public State of New York
                                             No.01BU5043995
                                       Qualified in Nassau County
                                    Commission Expires May 22, 1997